EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

by and between

VIKING ENERGY GROUP, INC.,

and

CAMBER ENERGY, INC.

 _______

Dated as of February 15, 2021

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of February 15, 2021 (this “Agreement”), is by and between Viking Energy Group, Inc., a Nevada corporation (“Viking”), and Camber Energy, Inc., a Nevada corporation (“Camber”).

W I T N E S S E T H:

WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, a wholly-owned Nevada subsidiary of Camber (“Merger Sub”) will merge with and into Viking (the “Merger”), with Viking surviving the Merger, pursuant to and in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes of the State of Nevada (the “NRS”);

WHEREAS, in furtherance thereof, the respective Boards of Directors of Viking and Camber have approved the Merger and this Agreement;

WHEREAS, the Board of Directors of Camber has (a) determined that this Agreement and the transactions contemplated hereby, including the Share Issuances (as defined below) and the Merger, are fair to, and in the best interests of, Camber and the holders of shares of common stock, par value $0.001 per share, of Camber (the “Camber Common Stock”), (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Share Issuances and the Merger, on the terms and subject to the conditions set forth in this Agreement, (c) directed that the Share Issuances and be submitted to the holders of shares of Camber Common Stock for their approval, and (d) resolved to recommend that the holders of shares of Camber Common Stock vote in favor of the approval of the Share Issuances on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of Viking has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Viking and the holders of shares of common stock, par value $0.001 per share, of Viking (the “Viking Common Stock”) and preferred stock of Viking, (b) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement, (c) directed that this Agreement be submitted to the holders of shares of Viking Common Stock and preferred stock for their adoption, and (d) resolved to recommend that the holders of shares of Viking Common Stock and preferred stock vote in favor of the adoption of this Agreement;

WHEREAS, for U.S. federal income tax purposes, Camber and Viking intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (“Treasury Regulations”), and this Agreement is intended to be and is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

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NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, (a) at the Effective Time (as defined below), Merger Sub shall be merged with and into Viking in accordance with the NRS, and the separate corporate existence of Merger Sub shall thereupon cease, and (b) Viking shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Entity”) and from and after the Effective Time (as defined below), shall be a wholly-owned Subsidiary of Camber (sometimes hereinafter referred to as the “Combined Company,” including in its capacity as the sole stockholder of the Surviving Entity following the Effective Time), and the separate corporate existence of Viking with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger as provided in the NRS.

1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Central Standard Time, at the office of Viking, on a date which shall be no later than three (3) business days after the satisfaction or waiver (to the extent permitted under applicable Law (as defined below)) of all of the conditions set forth in ARTICLE VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or permitted waiver thereof), unless another date, time or place is agreed to in writing by Viking and Camber. The date on which the Closing occurs is referred to as the “Closing Date.”

1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Nevada (the “Nevada Secretary”) articles of merger relating to the Merger (the “Articles of Merger”), executed in accordance with, and in such form as is required by, the relevant provisions of the NRS, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the NRS or by the Nevada Secretary in connection with the Merger. The Merger shall become effective at the time that the Articles of Merger have been duly filed with the Nevada Secretary, or at such later time as Viking and Camber shall agree and specify in the Articles of Merger (such time hereinafter referred to as the “Effective Time”).

1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the NRS.

1.5 Conversion of Viking Common Stock; Viking Preferred Stock and Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Viking, Camber, Merger Sub or the holders of any securities of Viking, Camber or Merger Sub:

(a) Each share of the common stock, par value $0.001 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Entity, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Entity. From and after the Effective Time, all certificates or book-entry notations representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Entity into which such shares of Merger Sub Common Stock were converted in accordance with the immediately preceding sentence.

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(b)

(1) Each share of Viking Common Stock issued and outstanding immediately prior to the Effective Time, except for shares of Viking Common Stock that are owned by Camber, Viking or Merger Sub (the “Cancelled Shares”), shall be converted into the right to receive one (1) share of Camber common stock (the “Common Stock Merger Consideration”), with such exchange ratio referred to as the “Exchange Ratio” hereinafter.

(2) Each one (1) share of Viking Series C Preferred Stock (“Viking Preferred Stock”) issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive one (1) share of the to be designated Series A Convertible Preferred Stock of Camber (the “New Camber Preferred”) in the form of Exhibit B attached hereto (the “Preferred Stock Merger Consideration”, and together with the Common Stock Merger Consideration, the “Merger Consideration”).

(c) All of the shares of Viking Common Stock and Viking Preferred Stock converted into the right to receive the Merger Consideration pursuant to this ARTICLE I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Viking Common Stock and Viking Preferred Stock) previously representing any such shares of Viking Common Stock and Viking Preferred Stock shall thereafter represent only the right to receive (i) a New Certificate representing the number of whole shares of Camber Common Stock which such shares of Viking Common Stock and Viking Preferred Stock have been converted into the right to receive pursuant to this Section 1.5 (rounded up to the nearest whole share of Camber Common Stock and New Camber Preferred, as applicable), and (ii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2, without any interest thereon. If, after the Closing but prior to the Effective Time, the outstanding shares of Viking Common Stock, Viking Preferred Stock or Camber Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give Camber and the holders of shares of Viking Common Stock and Viking Preferred Stock the same economic effect as contemplated by this Agreement prior to such event; provided that nothing contained in this sentence shall be construed to permit Viking or Camber to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.

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(d) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all Cancelled Shares shall be cancelled and shall cease to exist and no Camber Common Stock or New Camber Preferred or other consideration shall be delivered in exchange therefor.

1.6 Treatment of Viking Convertible Securities.

(a) At the Effective Time, each warrant or option to purchase shares of Viking Common Stock (a “Viking Stock Option”) that, as of immediately prior to the Effective Time, is outstanding and unexercised shall be converted into a warrant or option, as applicable, to purchase shares of Camber Common Stock (an “Assumed Option”) having the same terms and conditions as applied to the corresponding Viking Stock Option as of immediately prior to the Effective Time (including, for the avoidance of doubt, any extended post-termination exercise period that applies following consummation of the Merger), except that (i) all Assumed Options corresponding to Viking Stock Options that are outstanding as of the date hereof shall be fully vested, (ii) the number of shares of Camber Common Stock (rounded down to the nearest whole share) subject to the Assumed Option will be equal to the product of (A) the number of shares of Viking Common Stock subject to the corresponding Viking Stock Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, (iii) the exercise price per share of Camber Common Stock (rounded up to the nearest whole cent) subject to the Assumed Option will be equal to the quotient of (A) the exercise price per share of Viking Common Stock of such corresponding Viking Stock Option as of immediately prior to the Effective Time, divided by (B) the Exchange Ratio, and (iv) all references to the “Company” in the Viking Stock Option agreements will be references to Camber.

(b) At the Effective Time, each promissory note issued by Viking that is convertible into Viking Common Stock (a “Viking Convertible Note”) that, as of immediately prior to the Effective Time, is outstanding and unconverted shall be converted into a promissory note convertible into Camber Common Stock (an “Assumed Convertible Note”) having the same terms and conditions as applied to the corresponding Viking Convertible Note as of immediately prior to the Effective Time (including, for the avoidance of doubt, any extended post-termination conversion period that applies following consummation of the Merger), except that (i) the number of shares of Camber Common Stock (rounded down to the nearest whole share) subject to the Assumed Convertible Note will be equal to the product of (A) the number of shares of Viking Common Stock subject to the corresponding Viking Convertible Note immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, (iii) the exercise price per share of Camber Common Stock (rounded up to the nearest whole cent) subject to the Assumed Convertible Note will be equal to the quotient of (A) the exercise price per share of Viking Common Stock of such corresponding Viking Convertible Note as of immediately prior to the Effective Time, divided by (B) the Exchange Ratio, and (iv) all references to the “Company” in the Viking Convertible Note agreements will be references to Camber.

(c) Prior to the Effective Time, the Board of Directors of Viking shall adopt any resolutions and take any actions that are necessary or appropriate to effectuate the provisions of this Section 1.6.

(d) Notwithstanding anything to the contrary herein, if the application of Section 1.6(a) is subject to the Laws of a non-U.S. jurisdiction, then, to the extent that the manner in which such equity award would otherwise be treated pursuant to this Agreement would result in materially adverse Tax consequence to the individual holding such equity award, Viking and Camber shall work in good faith to adjust the treatment of such equity award as commercially reasonable to avoid such adverse Tax consequence in such a manner as to yield to the holder of such equity award the economic benefit intended by Sections 1.6(a).

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(e) Camber shall take all corporate actions that are necessary for the assumption of the Viking Stock Options and Viking Convertible Notes pursuant to this Section 1.6, including the reservation, issuance and listing of Camber Common Stock and New Camber Preferred as necessary to affect the transactions contemplated by this Section 1.6.

1.7 [Intentionally Deleted].

1.8 [Intentionally Deleted].

1.9 Articles of Incorporation and Bylaws of Surviving Entity. At the Effective Time, the Articles of Incorporation of the Surviving Entity and the Bylaws of the Surviving Entity shall be amended and restated in their entirety to be in the form of the Articles of Incorporation of Merger Sub and the Bylaws of Merger Sub, respectively, as in effect immediately prior to the Effective Time (except that (i) the name of the Surviving Entity shall be “Viking Energy Group, Inc.” and (ii) the reference to the incorporator will be removed), in each case until thereafter amended in accordance with their respective terms and with applicable Law.

1.10 Directors and Officers of Surviving Entity. The directors of Viking immediately prior to the Effective Time shall be the directors of the Surviving Entity, in each case until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal, in each case in accordance with the Bylaws of the Surviving Entity. The officers of Viking immediately prior to the Effective Time shall be the officers of the Surviving Entity, in each case until such officer’s successor is elected and qualified or such officer’s earlier death, resignation, retirement, disqualification or removal, in each case in accordance with the Bylaws of the Surviving Entity.

1.11 Plan of Reorganization. This Agreement is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code and the Treasury Regulations promulgated thereunder, pursuant to which, for such purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE II

EXCHANGE OF SHARES

2.1 Camber to Make Consideration Available. At or prior to the Effective Time, Camber shall deposit, or shall cause to be deposited, with Camber’s transfer agent, or with a bank or trust company designated by Camber and reasonably acceptable to Viking (the “Exchange Agent”), for exchange in accordance with this ARTICLE II for the benefit of the holders of Old Certificates, certificates or, at Camber’s option, evidence in book-entry form, representing shares of Camber Common Stock and New Camber Preferred to be issued pursuant to Section 1.5 (referred to herein, as applicable, as “New Certificates”) (such New Certificates, together with any dividends or distributions with respect to shares of Camber Common Stock payable in accordance with Section 2.2(b), being hereinafter referred to as the “Exchange Fund”).

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2.2 Exchange of Shares.

(a) As promptly as practicable after the Effective Time, but in no event later than ten (10) days thereafter, Camber shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Viking Common Stock and Viking Preferred Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive Camber Common Stock and Viking Preferred Stock, as applicable, pursuant to ARTICLE I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates representing (i) the number of shares of Camber Common Stock (rounded up to the nearest whole share of Camber Common Stock) which the shares of Viking Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b); and (ii) the number of shares of New Camber Preferred (rounded up to the nearest whole share of New Camber Preferred) which the shares of Viking Preferred Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement. Upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of shares of Camber Common Stock or New Camber Preferred to which such holder of shares of Viking Common Stock or Viking Preferred Stock, as applicable, shall have become entitled pursuant to the provisions of ARTICLE I (rounded up to the nearest whole share of Camber Common Stock and New Camber Preferred), and (ii) a check representing the amount of any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of Camber Common Stock or New Camber Preferred which the shares of Viking Common Stock and Viking Preferred Stock, as applicable, represented by such Old Certificate have been converted into the right to receive and any cash in respect of dividends or distributions as contemplated by this Section 2.2.

(b) No dividends or other distributions declared with respect to Camber Common Stock or New Camber Preferred shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this ARTICLE II. After the surrender of an Old Certificate in accordance with this ARTICLE II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Camber Common Stock or New Camber Preferred that the shares of Viking Common Stock or Viking Preferred Stock represented by such Old Certificate have been converted into the right to receive.

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(c) If any New Certificate representing shares of Camber Common Stock or New Camber Preferred is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Camber Common Stock or New Camber Preferred in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no transfers on the stock transfer books of Viking of the shares of Viking Common Stock or Viking Preferred Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for New Certificates representing shares of Camber Common Stock or New Camber Preferred as provided in this ARTICLE II.

(e) [Intentionally Deleted].

(f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Viking for twelve (12) months after the Effective Time shall be paid to the Combined Company. Any former holders of shares of Viking Common Stock or Viking Preferred Stock who have not theretofore complied with this ARTICLE II shall thereafter look only to the Combined Company for payment of the shares of Camber Common Stock or New Camber Preferred, as applicable, and any unpaid dividends and distributions on the Camber Common Stock or New Camber Preferred deliverable in respect of each former share of Viking Common Stock or Viking Preferred Stock such holder holds as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of Viking, Camber, Merger Sub, the Surviving Entity, the Combined Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Viking Common Stock or Viking Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(g) Each of Viking, Camber, Merger Sub, the Surviving Entity and the Combined Company, and any other person that has any withholding obligation with respect to any payment made pursuant to this Agreement shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any payment made pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so withheld and paid over to the appropriate governmental authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(h) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Camber, the Combined Company or the Exchange Agent, the posting by such person of a bond in such amount as Camber, the Combined Company or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of Camber Common Stock or New Camber Preferred, as applicable, and any cash in respect thereof pursuant to this Agreement.

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2.3 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, each Viking Common Stock and Viking Preferred Stock share as to which written notice of objection to the Merger in accordance with the NRS (“Dissenting Shares”) has been received by Viking will not be converted into the right to receive a portion of the Merger Consideration as provided by this Agreement, and Viking and Camber will therefore have no obligation to pay the portion of the Merger Consideration in respect of any such Viking Common Stock or Viking Preferred Stock share, unless and until the holder of such Viking Common Stock or Viking Preferred Stock share withdraws his or her demand for appraisal rights or becomes ineligible for appraisal rights. Each Person holding of record or beneficially owning Dissenting Shares who becomes entitled under the applicable sections of the NRS to payment of the fair value of such Dissenting Shares (and any other payments required by the NRS) or to payment of any other amount under any other legal theory as a result of their capacity as a shareholder of Viking prior to the Merger, will receive payment therefor from Camber and the Combined Company in the same manner as the Merger Consideration is being paid to holders of Viking Common Stock or Viking Preferred Stock hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CAMBER

Except (a) as disclosed in the disclosure schedule delivered by Camber to Viking, which has been provided by Camber to Viking as of the date of this Agreement (the “Camber Disclosure Schedule”); provided, that (i) the mere inclusion of an item in the Camber Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Camber that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect, and (ii) any disclosures made with respect to a Section of ARTICLE III shall be deemed to qualify (1) any other Section of ARTICLE III specifically referenced or cross-referenced and (2) other sections of ARTICLE III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, or (b) as disclosed in any Camber SEC Reports (as defined below) filed by Camber prior to February 15, 2021 (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Camber hereby represent and warrant to Viking as follows:

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3.1 Corporate Organization.

(a) Camber is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Camber has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Camber is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Viking, Camber, Merger Sub, the Surviving Entity or the Combined Company, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of such Person and its Subsidiaries taken as a whole (provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) changes, after February 15, 2021, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements or official interpretations thereof, (B) changes, after February 15, 2021, in Laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after February 15, 2021, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic, market (including equity, credit and debt markets, as well as changes in interest rates) or other general industry-wide conditions affecting the industries in which such party and its Subsidiaries operates, (D) the announcement or the existence of, compliance with, pendency of or performance under, this Agreement or the transactions contemplated hereby or the identity of the parties to this Agreement or any of their affiliates (including the impact thereof on the relationships, contractual or otherwise, of a party or any of its Subsidiaries with officers and employees, financing sources, customers, suppliers, vendors, service providers or other partners) (provided that this clause (D) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of or performance under this Agreement or the consummation of the transactions contemplated hereby), (E) a decline in the trading price of a party’s common stock or any change in the credit ratings or ratings outlook for, or the availability or cost of equity, debt or other financing to, such party or any of its Subsidiaries, or the failure, in and of itself, to meet earnings projections, earnings guidance, budgets, expectations, estimates or internal financial forecasts, but not, in either case, including any underlying causes thereof to the extent not otherwise excluded pursuant to subclauses (A) through (H), (F) weather conditions or other acts of God, (G) any action required to be taken by a party or any of its Subsidiaries at the written request of the other party and (H) any actions or claims made or brought by any of the current or former stockholders of a party (or on their behalf or on behalf of such party) against another party or any of its directors, officers or employees arising out of this Agreement or the transactions contemplated hereby; except, with respect to subclause (A), (B), (C) or (F) to the extent that the effects of such change are materially disproportionately adverse to the business, properties, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate). As used in this Agreement, the word “Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, or person of which (x) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (y) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions, as of as of February 15, 2021 or the date of Closing, as applicable, and as contemplated hereby. True and complete copies of the Camber Articles of Incorporation and Camber Bylaws, in each case as in effect as of as of February __, 2021, have previously been made available by Camber to Viking.

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(b) Each material Subsidiary of Camber (a “Camber Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable Law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and in which the failure to be so licensed or qualified or in good standing would reasonably be expected to have a Material Adverse Effect on Camber and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Camber Subsidiary to pay dividends or distributions except for restrictions imposed by applicable Law or, in the case of non-wholly owned Subsidiary joint ventures, joint venture agreements in effect as of February 15, 2021 made available by Camber to Viking. Section 3.1(b) of the Camber Disclosure Schedule sets forth a true and complete list of all Camber Subsidiaries as of February 15, 2021. No Camber Subsidiary is in violation of any of the provisions of the articles of incorporation or bylaws (or comparable organizational documents) of such Camber Subsidiary. There is no person whose results of operations, cash flows, changes in stockholders’ equity or financial position are consolidated in the financial statements of Camber other than the Camber Subsidiaries. No Camber Subsidiary owns any capital stock of Camber.

3.2 Capitalization.

(a) As of January 31, 2021, the authorized capital stock of Camber consisted of 25,000,000 shares of Camber Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share. As of January 31, 2021, there were (i) 25,000,000 shares of Camber Common Stock issued and outstanding; (ii) no shares of Camber Common Stock held in treasury; (iii) 38 shares of Camber Common Stock reserved for issuance upon the exercise of warrants or options to purchase shares of Camber Common Stock (“Camber Stock Options”); (iv) 3,983 shares of Series C Redeemable Convertible Preferred Stock (the “Series C Preferred Stock”) of Camber; and (v) no other shares of capital stock or other voting securities or equity interests of Camber issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Camber Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of Camber may vote. Other than Camber Stock Options (collectively, “Camber Equity Awards”) issued prior to February 15, 2021 as described in this Section 3.2(a), as of February 15, 2021 or set forth in Section 3.2(a) of the Camber Disclosure Schedule, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Camber, or contracts, commitments, understandings or arrangements by which Camber may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Camber, or that otherwise obligate Camber to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Camber Securities”). Other than Camber Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Camber or any Camber Subsidiary) are outstanding as of February 15, 2021. There are no voting trusts, stockholder agreements, proxies or other agreements in effect to which Camber or any Camber Subsidiary is a party with respect to the voting or transfer (including preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts or calls) of Camber Common Stock, capital stock or other voting or equity securities or ownership interests of Camber or granting any stockholder or other person any registration rights.

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(b) All of the issued and outstanding capital stock of Merger Sub will be, when issued, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and at the Effective Time, will be, owned by Camber or a Camber Subsidiary. Merger Sub will be incorporated solely for the purpose of entering into the transactions contemplated by this Agreement and, since the date of its incorporation, will not have carried on any business, other than effecting the Merger contemplated by this Agreement and matters ancillary thereto.

(c) Except as disclosed in the Camber SEC Reports, Camber owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Camber Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the shares of capital stock or other equity ownership interests described in the previous sentence, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any Camber Subsidiary, or contracts, commitments, understandings or arrangements by which any Camber Subsidiary may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such Camber Subsidiary, or otherwise obligating any Camber Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing (collectively, “Camber Subsidiary Securities”).

3.3 Authority; No Violation.

(a) Camber has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Camber. The Board of Directors of Camber has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Camber and its stockholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger), and has directed that the Share Issuances (as defined below) be submitted to Camber’s stockholders for approval at a meeting of such stockholders and has adopted a resolution to the foregoing effect. Except for (i) the approval of the issuance of shares of Camber Common Stock pursuant to this Agreement, the issuance of the New Camber Preferred and the issuance of Camber Common Stock upon conversion of the Camber New Preferred (collectively, the “Share Issuances”) by the holders of a majority of the outstanding shares of stock entitled to vote on the Share Issuances present in person or by proxy at a meeting of Camber stockholders duly called and held for such purpose (the “Requisite Camber Vote”), (ii) the receipt of the approval of the Camber stockholders of the Increase In Authorized Shares, (iii) corporate proceedings required to give effect to the matters and agreements contemplated by Section 6.12, and (iv) the approval of this Agreement by the sole stockholder of Merger Sub contemplated by Section 6.20, no other corporate proceedings on the part of Camber or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Camber (assuming due authorization, execution and delivery by Viking) and constitutes a valid and binding obligation of Camber, enforceable against each of Camber in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)). The shares of Camber Common Stock and New Camber Preferred to be issued in the Merger have been validly authorized (subject to the receipt of the Requisite Camber Vote), and when issued, will be validly issued, fully paid and nonassessable, and no current or past stockholder of Camber will have any preemptive right or similar rights in respect thereof.

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(b) Neither the execution and delivery of this Agreement by Camber, nor the consummation by Camber of the transactions contemplated hereby (including the Merger), nor compliance by Camber with any of the terms or provisions hereof, will (i) violate any provision of the Camber Articles of Incorporation, the Camber Bylaws, or the articles of incorporation or bylaws (or similar organizational documents) of Merger Sub, or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate in any material respect any Law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Camber, Merger Sub or any Camber Subsidiary or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Camber, Merger Sub or any Camber Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Camber, Merger Sub or any Camber Subsidiary is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber.

3.4 Consents and Approvals.

(a) Except for (i) the filing of any required applications, filings and notices, as applicable, with the NYSE, and such other consents, approvals, filings or registrations as may be required under any antitrust or competition Laws of non-U.S. jurisdictions (collectively, “Competition Laws”), (iii) the filing of any required applications, filings and notices, as applicable, for foreign investment clearance of any jurisdiction, (iv) the filing by Camber with the SEC of a joint proxy statement in definitive form (including any amendments or supplements thereto, the “Joint Proxy Statement”), and a registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus (the “S-4”), and the declaration of effectiveness of the S-4, (v) the filing of the Articles of Merger with the Nevada Secretary pursuant to the NRS, (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Camber Common Stock pursuant to this Agreement and the approval of the listing of such Camber Common Stock on the NYSE, as applicable; and (v) the consent of the holders of Camber’s Series C Preferred Stock, no material consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental or regulatory authority or instrumentality or self-regulatory organization (SRO) (each a “Governmental Entity”) are necessary in connection with (A) the execution and delivery by Camber of this Agreement, or (B) the consummation by Camber of the transactions contemplated hereby. As of the date hereof, Camber is not aware of any reason why the necessary regulatory approvals and consents will not be received by Camber or Merger Sub to permit consummation of the Merger on a timely basis. As of the date hereof, to the knowledge of Camber, there is no fact or circumstance existing that would require or reasonably be expected to require either party to invoke their right to change the structure of effecting the combination of Viking and Camber to a Direct Merger pursuant to Section 6.15 hereof.

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(b) Except as set forth in Section 3.4(b) of the Camber Disclosure Schedule, the representations and warranties in Sections 3.3(b) and 3.4(a) are true and correct with respect to a combination of Viking and Camber structured as a merger of Viking with and into Camber (a “Direct Merger”).

3.5 Financial Statements.

(a) The financial statements of Camber and the Camber Subsidiaries included (or incorporated by reference) in the Camber SEC Reports (defined below)(including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Camber and the Camber Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Camber and the Camber Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Camber and the Camber Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber, neither Camber nor any Camber Subsidiary has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Camber included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 (including any notes thereto), liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2020, or in connection with this Agreement and the transactions contemplated hereby, and liabilities related to the liquidation preference of Camber’s Series C Preferred Stock.

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(c) The records, systems, controls, data and information of Camber and the Camber Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of Camber or the Camber Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on Camber. Camber (x) has not implemented and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to Camber, including the Camber Subsidiaries, is made known to the chief executive officer and the chief financial officer of Camber by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Camber’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Camber’s internal controls over financial reporting. These disclosures were made in the Camber SEC Reports.

(d) Except as set forth in Section 4.5(d) of the Camber Disclosure Schedule, since January 1, 2018, (i) neither Camber nor any Camber Subsidiary, nor, to the knowledge of Camber, any director, officer, auditor, accountant or Representative of Camber or any Camber Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to reserves, write-downs, charge-offs and accruals) of Camber or any Camber Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Camber or any Camber Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing Camber or any Camber Subsidiary, whether or not employed by Camber or any Camber Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Camber or any Camber Subsidiary or any of their respective officers, directors, employees or agents to the Board of Directors of Camber or any committee thereof or the Board of Directors or similar governing body of any Camber Subsidiary or any committee thereof, or to the knowledge of Camber, to any director or officer of Camber or any Camber Subsidiary.

3.6 Broker’s Fees. Neither Camber nor any Camber Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

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3.7 Absence of Certain Changes or Events.

(a) Since September 30, 2020, through the date of this Agreement, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber, except as disclosed in the Camber SEC Reports.

(b) Since September 30, 2020, through the date of this Agreement, Camber and the Camber Subsidiaries have carried on their respective businesses in all material respects in the ordinary course, except as disclosed in the Camber SEC Reports.

3.8 Legal and Regulatory Proceedings.

(a) Except as set forth in Section 3.5(d) of the Camber Disclosure Schedule or as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Camber, neither Camber nor any Camber Subsidiary is a party to any, and there are no outstanding or pending or, to the knowledge of Camber, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Camber or any Camber Subsidiary or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Camber, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Camber, any Camber Subsidiary or the assets of Camber or any Camber Subsidiary (or that, upon the consummation of the Merger, would apply to the Surviving Entity, the Combined Company or any of their respective Subsidiaries).

3.9 Taxes and Tax Returns.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Camber:

(i) each of Camber and the Camber Subsidiaries has duly and timely filed with the appropriate taxing authority (taking into account all applicable extensions) all Tax Returns required by applicable Law to be filed with respect to each of Camber and the Camber Subsidiaries in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all respects;

(ii) neither Camber nor any Camber Subsidiary is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course) nor has Camber nor any Camber Subsidiary been granted any extension or waiver of the limitation period applicable to any Tax that remains in effect;

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(iii) all Taxes of Camber and the Camber Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid (taking into account all applicable extensions);

(iv) each of Camber and the Camber Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party and has complied with all applicable information reporting requirements;

(v) neither Camber nor any Camber Subsidiary has received written notice of any Tax assessment or proposed Tax assessment, and there are no threatened in writing or pending disputes, actions, suits, claims, audits, investigations, examinations or other proceedings regarding any Tax of Camber and the Camber Subsidiaries or the assets of Camber and the Camber Subsidiaries, nor has any claim for additional Tax been asserted in writing by any taxing authority;

(vi) since January 1, 2018, no claim has been made in writing by any taxing authority in a jurisdiction where Camber or any Camber Subsidiary has not filed income or franchise Tax Returns that it is or may be subject to income or franchise Tax by such jurisdiction; and

(vii) neither Camber nor any Camber Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Camber and the Camber Subsidiaries).

(b) Neither Camber nor any Camber Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Camber), or (ii) has any liability for the Taxes of any person (other than Camber or any Camber Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by contract.

(c) Neither Camber nor any Camber Subsidiary has been, within the past three (3) years a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.

(d) Neither Camber nor any Camber Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(e) [Intentionally Deleted].

(f) There is no Lien on any of the assets or properties of Camber or any Camber Subsidiary as a result of a failure or alleged failure to pay any Tax.

(g) Camber and its Subsidiaries are not bound with respect to the current or any future taxable period by any closing agreement (within the meaning of Section 7121(a) of the Code) or other written agreement with a taxing authority.

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(h) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments (excluding tariffs and duties), together with all penalties and additions to tax and interest thereon.

(i) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be supplied to a Governmental Entity.

3.10 Employees.

(a) Each Camber Benefit Plan (as defined below) has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code. For purposes of this Agreement, the term “Camber Benefit Plans” means any plan, program, policy, practice, contract, agreement or other arrangement constituting an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, or providing for any compensation, equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination pay, change in control compensation, retention, employment, fringe benefits, welfare benefits, or other benefit or perquisite with respect to which Camber or any Subsidiary or any trade or business of Camber or any Camber Subsidiary, whether or not incorporated, all of which together with Camber would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Camber ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by Camber or any Camber Subsidiary or any Camber ERISA Affiliate for the benefit of any current or former employee, officer, director, independent contractor or other service provider of Camber or any Camber Subsidiary or any Camber ERISA Affiliate, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a) of ERISA (a “Multiemployer Plan”). Except as would not reasonably be expected to result in any material Liability of Camber or any Camber Subsidiary or Camber ERISA Affiliate, no nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Camber Benefit Plan.

(b) The IRS has issued a favorable determination letter with respect to each Camber Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Camber Qualified Plans”) and the related trust, which letter has not been revoked (nor, to the knowledge of Camber, has revocation been threatened), and, to the knowledge of Camber, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Camber Qualified Plan or the related trust. Neither the transactions contemplated by this Agreement (whether alone or together with any other event), nor the termination of any Camber Qualified Plans, would reasonably be expected to trigger any material liquidation charges, surrender charges or other fees or Liability as to Camber or any Camber Subsidiaries or ERISA Affiliates (other than customary administrative expenses in the ordinary course of business) or any participants of such Camber Qualified Plans, including without limitation pursuant to any investment Contracts with respect to a Camber Qualified Plan.

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(c) With respect to any Camber Benefit Plan subject to Title IV of ERISA to which Camber, the Camber Subsidiaries or any of their respective Camber ERISA Affiliates has any liability or contributes: (i) no liability under Title IV of ERISA has been incurred that has not been satisfied in full and no condition exists that is likely to cause Camber, any Camber Subsidiaries or any of their respective Camber ERISA Affiliates to incur liability thereunder, other than liability for premiums due to the Pension Benefit Guaranty Corporation (“PBGC”) (which premiums have been paid when due), (ii) no failure to satisfy the “minimum funding standards” within the meaning of Section 302 of ERISA and Section 412 of the Code (whether or not waived) has occurred, (iii) no “reportable event” (as defined in Section 4043 of ERISA), whether or not waived, has occurred or is reasonably expected to result, (iv) all contributions required to be made to any such plan have been timely made, (v) there has been no determination that any such plan is, or is expected to be, in “at risk” status (within the meaning of Section 303 of ERISA), and (vi) no notice from the PBGC relating to the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein has been received.

(d) With respect to each Multiemployer Plan in which Camber participates or to which Camber contributes or has any Liability (a “Camber Multiemployer Plan”): (i) no such Camber Multiemployer Plan has been terminated or is insolvent under Section 4245 of ERISA, or has incurred a mass withdrawal under Section 4219 of ERISA, so as to result, directly or indirectly, in any Liability of Camber, any Camber Subsidiary or Camber ERISA Affiliate under Title IV of ERISA; (ii) no proceeding has been initiated by any person (including the PBGC) to terminate any such Camber Multiemployer Plan; (iii) Camber has no reason to believe that any such Camber Multiemployer Plan will be terminated or will become insolvent under Section 4245 of ERISA or will incur a mass withdrawal under Section 4219 of ERISA; (iv) neither Camber nor any Camber Subsidiaries expect to withdraw from any such Camber Multiemployer Plan (v) no such Camber Multiemployer Plan is in endangered, critical, or critical and declining status, within the meaning of Section 305 of ERISA or Section 432 of the Code; and (vi) to the knowledge of Camber, such Camber Multiemployer Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Neither Camber nor any Camber ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any “multiple employer plan” as defined in ERISA or the Code (a “Multiple Employer Plan”), or a “funded welfare plan” within the meaning of Section 419 of the Code. No Camber Benefit Plan provides health benefits that are not fully insured through an insurance contract, or is or has been funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(e) No Camber Benefit Plan provides for any post-employment or post-retirement welfare benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code, other than subsidized COBRA under Camber Benefit Plans for not longer than two (2) years following termination of employment.

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(f) Except as would not reasonably be expected to be material to Camber and the Camber Subsidiaries, taken as a whole, all contributions required to be made to any Camber Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Camber Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Camber.

(g) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to Camber’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Camber Benefit Plans, any fiduciaries thereof with respect to their duties to the Camber Benefit Plans or the assets of any of the trusts under any of the Camber Benefit Plans that would reasonably be expected to result in any material liability of Camber or any Camber Subsidiary to the PBGC, the IRS, the Department of Labor, any Multiple Employer Plan, any participant in a Camber Benefit Plan, or any other party.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, or accelerate the timing of, any payment, right or other benefit to any employee, officer, director or other service provider of Camber or any Camber Subsidiary.

(i) Without limiting the generality of Section 3.10(h), no amount paid or payable (whether in cash, in property, or in the form of benefits) by Camber or any Camber Subsidiary in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(j) No Camber Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise (except for any routine gross-up or reimbursement of Taxes pursuant to any expatriate arrangements in the ordinary course of business that relate to Taxes other than under Sections 409A and 4999 of the Code).

(k) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber, each Camber Benefit Plan that is mandated by applicable Law or by a Governmental Entity outside of the United States or that is subject to the laws of a jurisdiction outside of the United States (i) has been maintained in accordance with all applicable requirements, (ii) if intended to qualify for special Tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

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(l) There are no pending or, to Camber’s knowledge, threatened material labor grievances or material unfair labor practice claims or charges against Camber or any Camber Subsidiary, or any strikes or other material labor disputes against Camber or any Camber Subsidiary. Neither Camber nor any Camber Subsidiary is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Camber or any Camber Subsidiary and, to the knowledge of Camber, there are no organizing efforts by any union or other group seeking to represent any employees of Camber or any Camber Subsidiary. Camber and each Camber Subsidiary is, and have been at all times since January 1, 2018, in compliance in all material respects with all applicable Laws in respect of employment and employment practices, including terms and conditions of employment and wages and hours, employment discrimination, employee classification, workers’ compensation, family and medical leave, immigration and occupational safety and health requirements.

3.11 SEC Reports. Camber has filed or furnished all required registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein, regardless of when such exhibits and other information were filed) with the United States Securities and Exchange Commission (the “SEC”) since January 1, 2018 (the “Camber SEC Reports”). As of their respective dates, subject to amendments thereto which have been made to date, the Camber SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Camber SEC Reports, and none of the Camber SEC Reports when filed and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Camber SEC Reports except for comments on Camber’s preliminary proxy statement filed with the SEC on November 18, 2020, and, to the knowledge of Camber, none of the Camber SEC Reports is the subject of any outstanding SEC investigation.

3.12 Compliance with Applicable Law.

(a) The businesses of Camber and the Camber Subsidiaries have not been since January 1, 2018, and are not being, conducted in violation of any applicable federal, state, local, foreign, international or transnational law, statute, ordinance, common law, rule, regulation, standard, judgment, determination, order, writ, injunction, decree, arbitration award, treaty, agency requirement, authorization, license or permit of any Governmental Entity (“Laws”), except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber.

(b) Except with respect to regulatory matters covered by Section 6.1 and except as set forth in Section 4.5(d) of the Camber Disclosure Schedule, no investigation or review by any Governmental Entity with respect Camber or any Camber Subsidiary is pending or, to the knowledge of Camber, threatened in writing, nor has Camber received any notice or communication of material noncompliance with any such Laws that has not been cured or is in the process of being cured as of the date of this Agreement, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber.

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(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber and except as set forth in Section 4.5(c) of the Camber Disclosure Schedule, (i) Camber and each Camber Subsidiary has obtained and is in compliance with all licenses necessary for it to own, lease or operate its properties, rights and other assets and to conduct its business and operations as currently conducted in all material respects, (ii) all such licenses are in full force and effect in all material respects, and (iii) to Camber’s knowledge, there is not currently threatened any revocation, adverse modification or cancellation of any material license.

(d) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber, since January 1, 2018, Camber and each Camber Subsidiary has at all times conducted all export transactions in accordance with (i) all applicable U.S. export and re-export controls, including the United States Export Administration Act, Export Administration Regulations, the Arms Export Control Act and the International Traffic in Arms Regulations, (ii) statutes, executive orders and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the United States Department of State, (iii) import control statutes and regulations administered by the Department of Homeland Security, U.S. Customs and Border Protection, (iv) the anti-boycott regulations administered by the United States Department of Commerce and the U.S. Department of the Treasury, and (v) all applicable sanctions, export and import controls and anti-boycott Laws of all other countries in which the business of Camber or any Camber Subsidiary is conducted. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber, neither Camber nor any Camber Subsidiary has been since January 1, 2018 or currently is the subject of a charging letter or penalty notice issued, or to the knowledge of Camber, an investigation conducted, by a Governmental Entity pertaining to the above statutes or regulations, nor are there any currently pending internal investigations by Camber pertaining to such matters. Neither Camber nor any Camber Subsidiary is currently designated as a sanctioned party under sanctions administered by OFAC, nor are they owned fifty percent (50%) or more by an individual or entity that is so designated. Neither Camber nor any Camber Subsidiary, or, to Camber’s knowledge, any directors, officers, employees, independent contractors, consultants, agents and other Representatives thereof, located, organized or resident in, or doing business in, a country or region that is the target of comprehensive OFAC sanctions (as of the date of this Agreement, including Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

(e) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber, Camber, the Camber Subsidiaries and their respective officers, directors, employees, and to the knowledge of Camber, its agents, advisors and representatives (such persons, collectively, “Representatives”) are, and since January 1, 2018 have been, in compliance in all material respects with: (i) the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1, et seq.) (“FCPA”), as if its foreign payments provisions were fully applicable to Camber, the Camber Subsidiaries and their respective Representatives, and (ii) the provisions of all anti-bribery, anti-corruption and anti-money laundering Laws of each jurisdiction in which Camber and the Camber Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving Camber. No proceeding by or before any Governmental Entity involving Camber, any Camber Subsidiary or any of their respective officers, directors, employees, and to the knowledge of Camber, its agents, advisors and representatives, involving the FCPA or any anti-bribery, anti-corruption or anti-money laundering Law is pending or, to the knowledge of Camber, threatened, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber, neither Camber nor the Camber Subsidiaries have ever received an allegation, whistleblower complaint, or conducted any audit or investigation regarding compliance or noncompliance with the FCPA or other applicable anti-corruption laws.

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(f) Camber maintains an information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data against any (i) loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data, or (iii) other act or omission that compromises the security or confidentiality of Personal Data (clauses (i) through (iii), a “Security Breach”). To the knowledge of Camber, Camber has not experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber. There are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Camber. For purposes of this Agreement, “Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, identification number, social security number, government-issued identifier or tax identification number, driver’s license number, passport number, credit card number, bank information, Internet protocol address, device identifier or any other piece of information that, alone or together with other information held by a party and its Subsidiaries, allows the identification of a natural person.

3.13 Certain Contracts.

(a) Except as set forth in Section 3.13(a) of the Camber Disclosure Schedule, as of the date hereof, neither Camber nor any Camber Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (each, a “Contract”), including any Camber Lease (defined below) but excluding any Camber Benefit Plan, that has not expired or been terminated as of the date of this Agreement (such that none of its provisions remains in force or effect, other than provisions of the type that customarily survive pursuant to their terms and that are not expected to give rise to material liability or materially restrict the business of Camber) and:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) that contains a non-compete or client, employee or customer non-solicit requirement or any other provision, in each case that materially restricts the conduct of any line of business by Camber or any of the Camber Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Combined Company or any of its affiliates to engage in any line of business or in any geographic region;

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(iii) that is material and obligates Camber or any Camber Subsidiary to conduct business with any third party on a preferential or exclusive basis or contains material “most favored nation” or similar provisions;

(iv) (A) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement or commitment that provides for or relates to any indebtedness of Camber or any Camber Subsidiary, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements, or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by Camber or any Camber Subsidiary of, or any similar commitment by Camber or any Camber Subsidiary with respect to, the obligations, liabilities or indebtedness of any other person of the nature described in clause (A), in the case of each of clauses (A) and (B), in the principal amount of $500,000 or more, other than any Camber Lease;

(v) that is with any manufacturer, vendor, lessor or other supplier with respect to which manufacturer, vendor, lessor or other supplier the aggregate annual spend for the most recent fiscal year exceeded $500,000 for Camber and the Camber Subsidiaries, taken as a whole, pursuant to which Camber and the Camber Subsidiaries purchase or lease from such manufacturer, vendor, lessor, or other supplier (but excluding ordinary course ordering documents, quotes, purchase orders, and similar documents);

(vi) that is with any customer with respect to which customer the aggregate annual revenue for the most recent fiscal year exceeded $500,000 for Camber and the Camber Subsidiaries, taken as a whole, pursuant to which such customer purchases products and services from Camber and the Camber Subsidiaries (excluding ordinary course ordering documents, quotes, purchase orders, and similar documents);

(vii) that grants any right of first refusal, right of first offer, or right of first negotiation with respect to any material assets, rights or properties of Camber or the Camber Subsidiaries;

(viii) that is a consulting agreement involving the payment of more than $50,000 per annum (other than any such Contracts which are terminable by Camber or any Camber Subsidiary on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice);

(ix) pursuant to which Camber or any Camber Subsidiary receives from any third party a license or similar right to any Intellectual Property (defined below) that is material to Camber, other than those that are received pursuant to Non-Scheduled Contracts (defined below);

(x) that is a settlement, consent or similar agreement and contains any material continuing obligations of Camber or any Camber Subsidiary, including without limitation any express patent license granted in settlement of any assertion or allegation of patent infringement;

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(xi) that is a material joint venture, partnership or limited liability company agreement or other similar contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such contract solely between Camber and its wholly-owned Subsidiaries or among Camber’s wholly-owned Subsidiaries;

(xii) that relates to the acquisition or disposition of any person, business or asset and under which Camber or the Camber Subsidiaries have or may have a material obligation or liability.

“Non-Scheduled Contracts” means the following Contracts: (a) nonexclusive licenses granted with respect to commercially available technology granted in the ordinary course of business, (b) Contracts for open source technology, (c) Contracts with current and former employees or contractors entered into in the ordinary course of business, (d) non-disclosure agreements, (e) Contracts where the only out-licenses or rights to Intellectual Property granted are non-exclusive rights granted to contractors or vendors to use Intellectual Property for the sole benefit of licensor, (f) non-exclusive out-licenses to use the licensor’s products or services that have been entered into in the ordinary course of business, (g) privacy policies, and (h) Contracts where the only material licenses to Intellectual Property are with respect to feedback, suggestions, or either party’s trademark for inclusion on customer lists or use in the provision of services.

Each Contract of the type required to be set forth in Section 3.13(a) of the Camber Disclosure Schedule, whether or not set forth in the Camber Disclosure Schedule, is referred to herein as a “Camber Contract.” Camber has made available to Viking true, correct and complete copies of each Camber Contract in effect as of the date hereof, excluding any schedules, annexes, exhibits, work orders, statements of work or other ancillary documents with respect to any such Camber Contract that are no longer in force or effect or do not contain terms that are, individually or in the aggregate, material to Camber and the Camber Subsidiaries.

(b) (i) Each Camber Contract is valid and binding on Camber or one of the Camber Subsidiaries, as applicable, and is in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber, (ii) each of Camber and the Camber Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each Camber Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber, (iii) to the knowledge of Camber, each third-party counterparty to each Camber Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such Camber Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber, (iv) neither Camber nor any Camber Subsidiary has knowledge of, or has received notice of, any violation of any Camber Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber, and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of Camber or any Camber Subsidiary, or to the knowledge of Camber, any other party thereto, of or under any such Camber Contract, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber.

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3.14 Government Contracts. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber, (a) each (i) material contract with any Governmental Entity, any prime contractor of a Governmental Entity in its capacity as a prime contractor or any higher-tier subcontractor with respect to any such contract or (ii) contract that requires access to classified information with a Governmental Entity, any prime contractor of a Governmental Entity in its capacity as a prime contractor or any subcontractor, in each case that is to be performed in whole or in part after the date of this Agreement (each, a “Government Contract”) to which Camber or the Camber Subsidiaries is a party was legally awarded, is binding on Camber or the applicable Camber Subsidiary, and is in full force and effect, (b) no such Government Contract or offer, quotation, bid or proposal to sell products or services made by Camber or any of the Camber Subsidiaries to any Governmental Entity or any prime contractor is currently the subject of bid or award protest proceedings, (c) Camber and the Camber Subsidiaries are in compliance with the terms and conditions of each such Government Contract or offer, quotation, bid or proposal, (d) since January 1, 2018, neither a Governmental Entity nor any prime contractor or subcontractor has notified Camber or any of the Camber Subsidiaries in writing that it has, or is alleged to have, breached or violated any applicable Law, representation, certification, disclosure, clause, provision or requirement pertaining to any such Government Contract or offer, quotation, bid or proposal, (e) since January 1, 2018, neither Camber nor any of the Camber Subsidiaries has made any voluntary disclosure (or mandatory disclosure pursuant to Federal Acquisition Regulation 52.203-13) to any Governmental Entity with respect to any alleged irregularity, misstatement, omission, fraud or price mischarging, or other violation of applicable Law, arising under or relating to a Government Contract, (f) none of Camber, any of the Camber Subsidiaries or any of their respective “Principals” (as defined in Federal Acquisition Regulation 52.209-5) has been debarred, suspended, declared nonresponsible or ineligible, or excluded, or to the knowledge of Camber, proposed for debarment, suspension or exclusion, from participation in or the award of contracts or subcontracts for or with any Governmental Entity or doing business with any Governmental Entity, and (g) neither Camber nor any of the Camber Subsidiaries, nor any of their respective directors or officers, nor to the knowledge of Camber, any other of their employees, is or has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity with respect to the award or performance of any Government Contract, the subject of any actual or to the knowledge of Camber, threatened, “whistleblower” or “qui tam” lawsuit, or audit (other than a routine contract audit) or investigation of Camber or any of the Camber Subsidiaries, in each case with respect to any Government Contract.

3.15 Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber, Camber and the Camber Subsidiaries are in compliance, and have complied, with all federal, state or local laws, regulations, orders, decrees, permits, authorizations, common law and agency requirements relating to: (a) the protection or restoration of the environment, health and safety as it relates to Hazardous Substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any Hazardous Substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any Hazardous Substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of Camber, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Camber or any Camber Subsidiary of any liability or obligation arising under any Environmental Law pending or, to the knowledge of Camber, threatened against Camber, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber. To the knowledge of Camber, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber. Neither Camber nor any Camber Subsidiary has treated, stored, disposed or arranged for disposal of, transported, handled, used, released, exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Substance, in each case as has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber. To the knowledge of Camber, there have been no Hazardous Substances generated by Camber or any Camber Subsidiary that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Entity in the United States and that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber. Camber is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity or other third party imposing any liability or obligation, with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber. As used in this Agreement, the term “Hazardous Substances” means any toxic or hazardous substance, waste, or material which is regulated or defined, or for which liability or standards of conduct may be imposed, under Environmental Law, including any such substance, waste or material identified under Environmental Law as toxic substances (including asbestos and asbestos containing materials), hazardous materials, hazardous substances, hazardous waste, radioactive materials, petroleum and petroleum products and polychlorinated biphenyls.

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3.16 Real Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber, Camber and each Camber Subsidiary (a) have marketable and valid title to all the real property reflected in the latest audited balance sheet included in the Camber SEC Reports as being owned by Camber or a Camber Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business and/or sales or dispositions described in subsequent Camber SEC Reports through the date of this Agreement) (the “Camber Owned Properties”), free and clear of all material Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet delinquent, (iii) materialmen’s or mechanic’s Liens and statutory or common law Liens or encumbrances to secure landlords, lessors or renters under leases or rental agreements, (iv) Liens, easements, rights of way, covenants, conditions, restrictions and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (v) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) are the lessee of all leasehold estates reflected in the latest audited financial statements included in such Camber SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof or have been terminated by Camber or a Camber Subsidiary) (such leasehold estates, collectively with the Camber Owned Properties, the “Camber Real Property”, and any leases with respect to such leasehold estates, the “Camber Leases”), free and clear of all material Liens, except for Permitted Encumbrances and each such lease is valid and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of Camber or any Camber Subsidiary, or to the knowledge of Camber, any other party thereto, of or under any such lease, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Camber. There are no pending or, to the knowledge of Camber, threatened condemnation proceedings against the Camber Real Property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber.

3.17 Intellectual Property.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber, (i) with respect to Intellectual Property that Camber and the Camber Subsidiaries, each as applicable, own or purport to own, Camber or a Camber Subsidiary exclusively owns all right, title and interest to that Intellectual Property free and clear of all Liens (except Permitted Encumbrances), and (ii) all Registered Intellectual Property that is owned by, or registered in the name of, Camber or a Camber Subsidiary that has not expired, lapsed, or been abandoned as of the date hereof (the “Camber Registered Intellectual Property”) is subsisting and, to the knowledge of Camber, is not invalid or unenforceable. Since January 1, 2018, other than office actions and oppositions received in the ordinary course of prosecution, Camber has not received any written claim or notice from any person alleging that the Camber Registered Intellectual Property is invalid or unenforceable, which claim or allegation if proven or established, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Camber. For purposes of this Agreement, “Registered Intellectual Property” means Intellectual Property that is registered, recorded or filed under the authority of, with or by any Governmental Entity or Internet domain name registrar in any jurisdiction, including pending applications for any of the foregoing. “Intellectual Property” means intellectual and industrial property rights anywhere in the world (whether foreign, state or domestic, registered or unregistered), including rights arising under or with respect to: (A) patents and utility models of any kind, patent applications, including provisional applications, statutory invention registrations, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (B) trademarks, service marks, trade dress rights and similar rights in identifiers of origin, whether registered or unregistered, together with any registrations and applications for registration thereof, (C) copyrights, mask work rights, and analogous rights in, works of authorship (including computer software, applications, source code and object code, and databases, other compilations of information), whether registered or unregistered, and any registrations, renewals and applications for registration thereof, (D) trade secret rights and other analogous rights in know-how and confidential or proprietary information, and (E) all other intellectual and industrial property rights recognized by applicable Law.

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(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber, to Camber’s knowledge (i) the operation of the respective businesses of Camber or any of the Camber Subsidiaries and the development, manufacture, use, sale, commercialization or other exploitation of any product, service or other offering currently provided by Camber or the Camber Subsidiaries does not infringe, misappropriate or violate and has not since January 1, 2018, infringed, misappropriated, or otherwise violated any Intellectual Property of any other person, and neither Camber nor any of the Camber Subsidiaries has received any written allegation of same, and (ii) neither Camber nor any of the Camber Subsidiaries has, since January 1, 2018, sent any other person a written notice alleging that such person is infringing, misappropriating or otherwise violating Camber’s Intellectual Property in a manner that is material to Camber’s business, which allegation has not been resolved or would not reasonably be expected to be resolved in the ordinary course of business.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber, each of Camber and the Camber Subsidiaries has taken commercially reasonable efforts to protect and maintain its Intellectual Property, including using commercially reasonable efforts and taking commercially necessary steps to maintain their material trade secrets in confidence.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber, Camber does not distribute any Camber owned software, the confidential and proprietary nature of the source code to which is material to Camber’s business, taken as a whole, to third parties pursuant to any license that, based on the way that material proprietary software is distributed by Camber, requires Camber to also license or make available to such third party any material source code owned by Camber.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber, each of Camber and the Camber Subsidiaries has taken commercially reasonable efforts to (i) protect and maintain the confidentiality, integrity and security of its computers, software, firmware, middleware, servers, workstations, routers, switches, networks, data communications lines and all other information technology equipment and all associated documentation (collectively, “IT Assets”) and the information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by any person, including the implementation of reasonable backup and disaster recovery technology processes, and (ii) prevent the introduction of disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber, no person has gained unauthorized access to any IT Assets owned, used, or held for use by Camber or any of the Camber Subsidiaries or the information stored or contained therein or transmitted thereby.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Camber, (i) each of Camber and the Camber Subsidiaries is in compliance, and has since January 1, 2018, complied, with all applicable Laws and its posted policies relating to the collection, storage, use, transfer and any other processing of any Personal Data collected or used by or on behalf of Camber or the Camber Subsidiaries; and (ii) each of Camber and the Camber Subsidiaries has, since January 1, 2018, taken commercially reasonable steps to ensure that all Personal Data is protected against loss and unauthorized access, use, modification or disclosure, and there has been no incident of same.

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3.18 Related Party Transactions. As of the date of this Agreement, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Camber or any Camber Subsidiary, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Camber or any Camber Subsidiary or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Camber Common Stock (or any of such person’s immediate family members or affiliates) (other than the Camber Subsidiaries) on the other hand, of the type required to be reported in any Camber SEC Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been disclosed therein.

3.19 State Takeover Laws. The Board of Directors of Camber has approved this Agreement and the transactions contemplated hereby and have taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law or any similar provisions of the Camber Articles of Incorporation or the Camber Bylaws, as applicable (collectively, with any similar provisions of the Viking Articles of Incorporation or the Viking Bylaws, the “Takeover Statutes”).

3.20 Reorganization. Neither Camber nor any of the Camber Subsidiaries (including Merger Sub) has taken any action or agreed to take any action, and is not aware of any fact or circumstance, that could reasonably be expected to impede or prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.21 Camber Board Recommendations. The Board of Directors of Camber has duly adopted resolutions (a) determining that this Agreement and transactions contemplated hereby, including the Share Issuances and the Merger, are fair to, and in the best interests of, Camber and the holders of shares of Camber Common Stock, (b) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Share Issuances and the Merger, on the terms and subject to the conditions set forth in this Agreement, (c) directing that the Share Issuances be submitted to the holders of shares of Camber Common Stock for their approval and adoption, and (d) recommending that the holders of shares of Camber Common Stock vote in favor of the approval of the Share Issuances on the terms and subject to the conditions set forth in this Agreement (the “Camber Board Recommendation”), which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 6.3.

3.22 Camber Information. The information relating to Camber and the Camber Subsidiaries or that is provided by Camber or the Camber Subsidiaries or their respective Representatives for inclusion in the Joint Proxy Statement and the S-4, or in any other document filed with the SEC in connection with the transactions contemplated hereby, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to Viking or any Viking Subsidiary) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to Viking or any Viking Subsidiary) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Any information relating to Camber and the Camber Subsidiaries or that is provided by Camber or the Camber Subsidiaries or their respective Representatives for inclusion in any document, instrument or certificate filed with any Governmental Entity with respect to Competition Laws in connection with the transactions contemplated hereby will comply in all material respects with the Laws applicable thereto.

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3.23 Customers and Suppliers. Since January 1, 2020, through the date of this Agreement, Camber and the Camber Subsidiaries have not received any written notice from any Camber Covered Customer or Camber Covered Supplier that such Camber Covered Customer or Camber Covered Supplier intends to discontinue or substantially reduce its relationship with Camber or any Camber Subsidiary, terminate or materially and adversely amend any existing material contract with Camber or any Camber Subsidiary, or not continue as a customer or supplier, as applicable, of Camber or any Camber Subsidiary. “Camber Covered Customer” means any of the top ten (10) customers by revenue derived by Camber and the Camber Subsidiaries (taken together) during the twelve (12) months ended September 30, 2020, pursuant to which Camber or any of the Camber Subsidiaries has sold goods and/or services, and “Camber Covered Supplier” means any of the top ten (10) suppliers by dollar amount paid to such suppliers by Camber and the Camber Subsidiaries (taken together) during the twelve (12) months ended September 30, 2020.

3.24 Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Camber, (a) Camber and the Camber Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Camber reasonably has determined to be prudent and consistent with industry practice, and Camber and the Camber Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Camber and the Camber Subsidiaries, Camber or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by Camber or any Camber Subsidiary pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither Camber nor any Camber Subsidiary has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

3.25 No Other Representations or Warranties.

(a) Except for the representations and warranties made by Camber in this ARTICLE III, neither Camber nor any other person makes any express or implied representation or warranty with respect to Camber, Merger Sub, the Camber Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Camber hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Camber, nor any other person makes or has made any representation or warranty to Viking or any of its affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Camber, Merger Sub, any Camber Subsidiary or their respective businesses or (ii) except for the representations and warranties made by Camber in this ARTICLE III, any oral or written information presented to Viking or any of its affiliates or Representatives in the course of their due diligence investigation of Camber, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Camber acknowledges and agrees that neither Viking nor any other person has made or is making any express or implied representation or warranty other than those contained in ARTICLE IV.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF VIKING

Except (a) as disclosed in the disclosure schedule delivered by Viking to Camber, which has been provided by Viking to Camber as of the date of this Agreement (the “Viking Disclosure Schedule” and together with the Camber Disclosure Schedule, the “Disclosure Schedules”); provided, that (i) the mere inclusion of an item in the Viking Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Viking that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect, and (ii) any disclosures made with respect to a Section of ARTICLE IV shall be deemed to qualify (1) any other Section of ARTICLE IV specifically referenced or cross-referenced and (2) other sections of ARTICLE IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, or (b) as disclosed in any Viking SEC Reports filed by Viking prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Viking hereby represents and warrants to Camber as follows:

4.1 Corporate Organization.

(a) Viking is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Viking has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Viking is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking. True and complete copies of the Articles of Incorporation of Viking (the “Viking Articles of Incorporation”) and the Bylaws of Viking (the “Viking Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by Viking to Camber.

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(b) Each Subsidiary of Viking (a “Viking Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable Law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and in which the failure to be so licensed or qualified or in good standing would reasonably be expected to have a Material Adverse Effect on Viking, and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Viking Subsidiary to pay dividends or distributions except for restrictions imposed by applicable Law or, in the case of non-wholly owned Subsidiary joint ventures, joint venture agreements in effect as of the date of this Agreement made available by Viking to Camber. Section 4.1(b) of the Viking Disclosure Schedule sets forth a true and complete list of all Viking Subsidiaries as of the date hereof. No Viking Subsidiary is in violation of any of the provisions of the articles of incorporation or bylaws (or comparable organizational documents) of such Viking Subsidiary. There is no person whose results of operations, cash flows, changes in stockholders’ equity or financial position are consolidated in the financial statements of Viking other than the Viking Subsidiaries. No Viking Subsidiary owns any capital stock of Viking.

4.2 Capitalization.

(a) As of February 15, 2021, the authorized capital stock of Viking consisted of 500,000,000 shares of Viking Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share. As of February 15, 2021 there were (i) approximately 67,901,250 shares of Viking Common Stock issued and outstanding or issuable and designated as outstanding (including 26,274,510 shares of Viking Common Stock issued to Camber in connection with the transaction between Viking and Camber dated as of December 31, 2020, and 16,153,846 shares of Viking Common Stock issuable to Camber in connection with the transaction between Viking and Camber dated effective December 31, 2020); (ii) no shares of Viking Common Stock held in treasury; (iii) 14,538,431 shares of Viking Common Stock are reserved for issuance upon the exercise of outstanding Viking Stock Options and Viking Convertible Notes; (iv) 28,092 shares of Viking Series C Preferred Stock issued and outstanding; and (v) no other shares of capital stock or other voting securities or equity interests of Viking issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Viking Common Stock and preferred stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than Viking Convertible Notes, there are no bonds, debentures, notes or other indebtedness that are convertible into Viking Common Stock or have the right to vote on any matters on which stockholders of Viking may vote. Other than Viking Stock Options or Viking Convertible Notes, as of February 15, 2021 there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Viking, or contracts, commitments, understandings or arrangements by which Viking may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Viking or that otherwise obligate Viking to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Viking Securities”). Other than the Viking Stock Options, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Viking or any Viking Subsidiary) are outstanding as of February 15, 2021. There are no voting trusts, stockholder agreements, proxies or other agreements in effect to which Viking or any Viking Subsidiary is a party with respect to the voting or transfer (including preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts or calls) of Viking Common Stock, capital stock or other voting or equity securities or ownership interests of Viking or granting any stockholder or other person any registration rights.

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(b) Viking owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Viking Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the shares of capital stock or other equity ownership interests described in the previous sentence, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any Viking Subsidiary, or contracts, commitments, understandings or arrangements by which any Viking Subsidiary may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such Viking Subsidiary, or otherwise obligating any Viking Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing (collectively, “Viking Subsidiary Securities”).

4.3 Authority; No Violation.

(a) Viking has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Viking. The Board of Directors of Viking has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Viking and its stockholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger), and has directed that this Agreement be submitted to Viking’s stockholders for adoption at a meeting of such stockholders and has adopted a resolution to the foregoing effect. Except for the adoption of this Agreement by the holders of a majority of the outstanding shares of Viking Common Stock and Viking Preferred Stock entitled to vote on such matter at a meeting of Viking stockholders duly called and held for such purpose (the “Requisite Viking Vote”), no other corporate proceedings on the part of Viking are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Viking and (assuming due authorization, execution and delivery by Camber) constitutes a valid and binding obligation of Viking, enforceable against Viking in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

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(b) Neither the execution and delivery of this Agreement by Viking, nor the consummation by Viking of the transactions contemplated hereby (including the Merger), nor compliance by Viking with any of the terms or provisions hereof, will (i) violate any provision of the Viking Articles of Incorporation or the Viking Bylaws, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate in any material respect any Law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Viking or any Viking Subsidiary or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Viking or any Viking Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Viking or any Viking Subsidiary is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking.

4.4 Consents and Approvals.

(a) Except for (i) the filing of any required applications, filings and notices, as applicable, with OTCMarkets.com, (ii) such other consents, approvals, filings or registrations as may be required under any Competition Laws, (iii) the filing of any required applications, filings and notices, as applicable, for foreign investment clearance of any jurisdiction, (iv) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, and the declaration of effectiveness of the S-4, (v) the filing of the Articles of Merger with the Nevada Secretary pursuant to the NRS, and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Camber Common Stock pursuant to this Agreement and the approval of the listing of such Camber Common Stock on the NYSE, no material consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Viking of this Agreement, or (B) the consummation by Viking of the Merger and the other transactions contemplated hereby. As of the date hereof, Viking is not aware of any reason why the necessary regulatory approvals and consents will not be received by Viking to permit consummation of the Merger on a timely basis. As of the date hereof, to the knowledge of Viking, there is no fact or circumstance existing that would require or reasonably be expected to require either party to invoke their right to change the structure of effecting the combination of Viking and Camber to a Direct Merger pursuant to Section 6.15 hereof.

(b) Except as set forth in Section 4.4(b) of the Viking Disclosure Schedule, the representations and warranties in Sections 4.3(b) and 4.4(a) are true and correct with respect to a combination of Viking and Camber structured as a Direct Merger.

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4.5 Financial Statements.

(a) The financial statements of Viking and the Viking Subsidiaries included (or incorporated by reference) in the Viking SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Viking and the Viking Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Viking and the Viking Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Viking and the Viking Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking, neither Viking nor any Viking Subsidiary has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Viking included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2020, or in connection with this Agreement and the transactions contemplated hereby.

(c) The records, systems, controls, data and information of Viking and the Viking Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of Viking or the Viking Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on Viking. Viking (x) has not implemented and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Viking, including the Viking Subsidiaries, is made known to the chief executive officer and the chief financial officer of Viking by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Camber’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Camber’s internal controls over financial reporting. These disclosures were made in the Viking SEC Reports.

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(d) Except as set forth in Section 4.5(d) of the Viking Disclosure Schedule, since January 1, 2018, (i) neither Viking nor any Viking Subsidiary, nor, to the knowledge of Viking, any director, officer, auditor, accountant or Representative of Viking or any Viking Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to reserves, write-downs, charge-offs and accruals) of Viking or any Viking Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Viking or any Viking Subsidiary has engaged in questionable accounting or auditing practices, (ii) no employee of or attorney representing Viking or any Viking Subsidiary, whether or not employed by Viking or any Viking Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Viking or any Viking Subsidiary or any of their respective officers, directors, employees or agents to the Board of Directors of Viking or any committee thereof or the Board of Directors or similar governing body of any Viking Subsidiary or any committee thereof, or to the knowledge of Viking, to any director or officer of Viking or any Viking Subsidiary; and (iii) neither Viking nor any Viking Subsidiary, nor, to the knowledge of Viking, any director, officer or Representative of Viking or any Viking Subsidiary, is under investigation by, or is subject to any action brought by or on behalf of, the Securities and Exchange Commission, FINRA, any state securities division or any self-regulatory agency.

4.6 Broker’s Fees. Neither Viking nor any Viking Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

4.7 Absence of Certain Changes or Events.

(a) Since September 30, 2020, through the date of this Agreement, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking.

(b) Since September 30, 2020, through the date of this Agreement, Viking and the Viking Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

4.8 Legal and Regulatory Proceedings.

(a) Except as set forth in Section 4.5(d) of the Viking Disclosure Schedule or as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Viking, neither Viking nor any Viking Subsidiary is a party to any, and there are no outstanding or pending or, to the knowledge of Viking, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Viking or any Viking Subsidiary or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Viking, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Viking, any Viking Subsidiary or the assets of Viking or any Viking Subsidiary (or that, upon consummation of the Merger, would apply to the Surviving Entity, the Combined Company or any of their respective Subsidiaries).

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4.9 Taxes and Tax Returns.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Viking:

(i) each of Viking and the Viking Subsidiaries has duly and timely filed with the appropriate taxing authority (taking into account all applicable extensions) all Tax Returns required by applicable Law to be filed with respect to each of Viking and the Viking Subsidiaries in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all respects;

(ii) neither Viking nor any Viking Subsidiary is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course) nor has been granted any extension or waiver of the limitation period applicable to any Tax that remains in effect;

(iii) all Taxes of Viking and the Viking Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid (taking into account all applicable extensions);

(iv) each of Viking and the Viking Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party and has complied with all applicable information reporting requirements;

(v) neither Viking nor any Viking Subsidiary has received written notice of any Tax assessment or proposed Tax assessment, and there are no threatened in writing or pending disputes, actions, suits, claims, audits, investigations, examinations or other proceedings regarding any Tax of Viking and the Viking Subsidiaries or the assets of Viking and the Viking Subsidiaries, nor has any claim for additional Tax been asserted in writing by any taxing authority;

(vi) since January 1, 2018, no claim has been made in writing by any taxing authority in a jurisdiction where Viking or any Viking Subsidiary has not filed income or franchise Tax Returns that it is or may be subject to income or franchise Tax by such jurisdiction; and

(vii) neither Viking nor any Viking Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Viking and the Viking Subsidiaries).

(b) Neither Viking nor any Viking Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Viking) or (ii) has any liability for the Taxes of any person (other than Viking or any Viking Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by contract.

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(c) Neither Viking nor any Viking Subsidiary has been, within the past three (3) years a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.

(d) Neither Viking nor any Viking Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(e) At no time during the past five (5) years has Viking been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(f) There is no Lien on any of the assets or properties of Viking or any Viking Subsidiary as a result of a failure or alleged failure to pay any Tax.

(g) Viking and its Subsidiaries are not bound with respect to the current or any future taxable period by any closing agreement (within the meaning of Section 7121(a) of the Code) or other written agreement with a taxing authority.

4.10 Employees.

(a) There is no Viking Benefit Plan (as defined below) currently in effect. For purposes of this Agreement, the term “Viking Benefit Plans” means any plan, program, policy, practice, contract, agreement or other arrangement constituting an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, or providing for any compensation, equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination pay, change in control compensation, retention, employment, fringe benefits, welfare benefits, or other benefit or perquisite with respect to which Viking or any Subsidiary or any trade or business of Viking or any Viking Subsidiary, whether or not incorporated, all of which together with Viking would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Viking ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by Viking or any Viking Subsidiary or any Viking ERISA Affiliate for the benefit of any current or former employee, officer, director, independent contractor or other service provider of Viking or any Viking Subsidiary or any Viking ERISA Affiliate, excluding, in each case, any Multiemployer Plan.

(b) There are no pending or, to Viking’s knowledge, threatened material labor grievances or material unfair labor practice claims or charges against Viking or any Viking Subsidiary, or any strikes or other material labor disputes against Viking or any Viking Subsidiary. Neither Viking nor any Viking Subsidiary is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Viking or any Viking Subsidiary and, to the knowledge of Viking, there are no organizing efforts by any union or other group seeking to represent any employees of Viking or any Viking Subsidiary. Each of Viking and the Viking Subsidiaries is, and have been at all times since January 1, 2018, in compliance in all material respects with all applicable Laws in respect of employment and employment practices, including terms and conditions of employment and wages and hours, employment discrimination, employee classification, workers’ compensation, family and medical leave, immigration and occupational safety and health requirements.

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4.11 SEC Reports. Viking has filed or furnished all required registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein, regardless of when such exhibits and other information were filed) with the SEC since January 1, 2018 (the “Viking SEC Reports”). As of their respective dates, the Viking SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Viking SEC Reports, and none of the Viking SEC Reports when filed and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Viking SEC Reports, and, to the knowledge of Viking, none of the Viking SEC Reports is the subject of any outstanding SEC investigation except as set forth in Section 4.5(d) of the Viking Disclosure Schedule. No Viking Subsidiary is required to file reports with the SEC pursuant to the requirements of the Exchange Act.

4.12 Compliance with Applicable Law.

(a) The businesses of Viking and the Viking Subsidiaries have not been since January 1, 2018, and are not being, conducted in violation of any applicable Laws, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking.

(b) Except with respect to regulatory matters covered by Section 6.1 and except as set forth in Section 4.5(d) of the Viking Disclosure Schedule, no investigation or review by any Governmental Entity with respect to Viking or any Viking Subsidiary is pending or, to the knowledge of Viking, threatened in writing, nor has Viking received any notice or communication of material noncompliance with any such Laws that has not been cured or is in the process of being cured as of the date of this Agreement, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking, (i) each of Viking and the Viking Subsidiaries has obtained and is in compliance with all licenses necessary for it to own, lease or operate its properties, rights and other assets and to conduct its business and operations as currently conducted in all material respects, (ii) all such licenses are in full force and effect in all material respects, and (iii) to Viking’s knowledge, there is not currently threatened any revocation, adverse modification or cancellation of any material license.

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(d) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking, since January 1, 2018, each of Viking and the Viking Subsidiaries has at all times conducted all export transactions in accordance with (i) all applicable U.S. export and re-export controls, including the United States Export Administration Act, Export Administration Regulations, the Arms Export Control Act and the International Traffic in Arms Regulations, (ii) statutes, executive orders and regulations administered by OFAC and the United States Department of State, (iii) import control statutes and regulations administered by the Department of Homeland Security, U.S. Customs and Border Protection, (iv) the anti-boycott regulations administered by the United States Department of Commerce and the U.S. Department of the Treasury, and (v) all applicable sanctions, export and import controls and anti-boycott Laws of all other countries in which the business of Viking or any Viking Subsidiary is conducted. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking, neither Viking nor any Viking Subsidiary has been since January 1, 2018, or currently is the subject of a charging letter or penalty notice issued, or to the knowledge of Viking, an investigation conducted, by a Governmental Entity pertaining to the above statutes or regulations, nor are there any currently pending internal investigations by Viking pertaining to such matters. Neither Viking nor any Viking Subsidiary is currently designated as a sanctioned party under sanctions administered by OFAC, nor are they owned fifty percent (50%) or more by an individual or entity that is so designated. Neither Viking nor any Viking Subsidiary, or, to Viking’s knowledge, any directors, officers, employees, independent contractors, consultants, agents and other Representatives thereof, located, organized or resident in, or doing business in, a country or region that is the target of comprehensive OFAC sanctions (as of the date of this Agreement, including Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

(e) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking, the Viking Subsidiaries and their respective officers, directors, employees, and to the knowledge of Viking, its agents, advisors and representatives are, and since January 1, 2018 have been, in compliance in all material respects with: (i) the provisions of the FCPA, as if its foreign payments provisions were fully applicable to Viking, the Viking Subsidiaries and their respective Representatives, and (ii) the provisions of all anti-bribery, anti-corruption and anti-money laundering Laws of each jurisdiction in which Viking and the Viking Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving Viking. No proceeding by or before any Governmental Entity involving Viking, any Viking Subsidiary or any of their respective officers, directors, employees, and to the knowledge of Viking, its agents, advisors and representatives involving the FCPA or any anti-bribery, anti-corruption or anti-money laundering Law is pending or, to the knowledge of Viking, threatened, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking, neither Viking nor the Viking Subsidiaries have ever received an allegation, whistleblower complaint, or conducted any audit or investigation regarding compliance or noncompliance with the FCPA or other applicable anti-corruption laws.

(f) Viking maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data against any Security Breach. To the knowledge of Viking, Viking has not experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking. There are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Viking.

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4.13 Certain Contracts.

(a) Except as set forth in Section 4.13(a) of the Viking Disclosure Schedule, as of the date hereof, neither Viking nor any Viking Subsidiary is a party to or bound by any Contract, including any Viking Lease but excluding any Viking Benefit Plan, that has not expired or been terminated as of the date of this Agreement (such that none of its provisions remains in force or effect, other than provisions of the type that customarily survive pursuant to their terms and that are not expected to give rise to material liability or materially restrict the business of Viking) and:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) that contains a non-compete or client, employee or customer non-solicit requirement or any other provision, in each case that materially restricts the conduct of any line of business by Viking or any of the Viking Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Combined Company or any of its affiliates to engage in any line of business or in any geographic region;

(iii) that is material and obligates Viking or any Viking Subsidiary to conduct business with any third party on a preferential or exclusive basis or contains material “most favored nation” or similar provisions;

(iv) (A) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement or commitment that provides for or relates to any indebtedness of Viking or any Viking Subsidiary, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements, or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by Viking or any Viking Subsidiary of, or any similar commitment by Viking or any Viking Subsidiary with respect to, the obligations, liabilities or indebtedness of any other person of the nature described in clause (A), in the case of each of clauses (A) and (B), in the principal amount of $500,000 or more, other than any Viking Lease;

(v) that is with any manufacturer, vendor, lessor or other supplier with respect to which manufacturer, vendor, lessor or other supplier the aggregate annual spend for the most recent fiscal year, exceeded $500,000 for Viking and the Viking Subsidiaries, taken as a whole, pursuant to which Viking and the Viking Subsidiaries purchase or lease from such manufacturer, vendor, lessor, or other supplier (but excluding ordinary course ordering documents, quotes, purchase orders, and similar documents);

(vi) that is with any customer with respect to which customer the aggregate annual revenue for the most recent fiscal year, exceeded $500,000 for Viking and the Viking Subsidiaries, taken as a whole, pursuant to which such customer purchases products and services from Viking and the Viking Subsidiaries (excluding ordinary course ordering documents, quotes, purchase orders, and similar documents);

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(vii) that grants any right of first refusal, right of first offer, or right of first negotiation with respect to any material assets, rights or properties of Viking or the Viking Subsidiaries;

(viii) that is a consulting agreement involving the payment of more than $50,000 per annum (other than any such Contracts which are terminable by Viking or any Viking Subsidiary on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice);

(ix) pursuant to which Viking or any Viking Subsidiary receives from any third party a license or similar right to any Intellectual Property that is material to Viking, other than those that are received pursuant to Non-Scheduled Contracts;

(x) that is a settlement, consent or similar agreement and contains any material continuing obligations of Viking or any Viking Subsidiary, including without limitation any express patent license granted in settlement of any assertion or allegation of patent infringement;

(xi) that is a material joint venture, partnership or limited liability company agreement or other similar contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such contract solely between Viking and its wholly-owned Subsidiaries or among Viking’s wholly-owned Subsidiaries; or

(xii) that relates to the acquisition or disposition of any person, business or asset and under which Viking or the Viking Subsidiaries have or may have a material obligation or liability.

Each Contract of the type required to be set forth in Section 4.13(a) of the Viking Disclosure Schedule, whether or not set forth in the Viking Disclosure Schedule, is referred to herein as a “Viking Contract.” Viking has made available to Camber true, correct and complete copies of each Viking Contract in effect as of the date hereof, excluding any schedules, annexes, exhibits, work orders, statements of work or other ancillary documents with respect to any such Viking Contracts that are no longer in force or effect or do not contain terms that are, individually or in the aggregate, material to Viking and the Viking Subsidiaries.

(b) (i) Each Viking Contract is valid and binding on Viking or one of the Viking Subsidiaries, as applicable, and is in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking, (ii) each of Viking and the Viking Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each Viking Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking, (iii) to the knowledge of Viking, each third-party counterparty to each Viking Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such Viking Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking, (iv) neither Viking nor any Viking Subsidiary has knowledge of, or has received notice of, any violation of any Viking Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of Viking or any Viking Subsidiary or, to the knowledge of Viking, any other party thereto, of or under any such Viking Contract, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking.

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4.14 Government Contracts. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking, (a) each Government Contract to which Viking or the Viking Subsidiaries is a party was legally awarded, is binding on Viking or the applicable Viking Subsidiary, and is in full force and effect, (b) no such Government Contract or offer, quotation, bid or proposal to sell products or services made by Viking or any of the Viking Subsidiaries to any Governmental Entity or any prime contractor is currently the subject of bid or award protest proceedings, (c) Viking and the Viking Subsidiaries are in compliance with the terms and conditions of each such Government Contract or offer, quotation, bid or proposal, (d) since January 1, 2018, neither a Governmental Entity nor any prime contractor or subcontractor has notified Viking or any of the Viking Subsidiaries in writing that it has, or is alleged to have, breached or violated any applicable Law, representation, certification, disclosure, clause, provision or requirement pertaining to any such Government Contract or offer, quotation, bid or proposal, (e) since January 1, 2018, neither Viking nor any of the Viking Subsidiaries has made any voluntary disclosure (or mandatory disclosure pursuant to Federal Acquisition Regulation 52.203-13) to any Governmental Entity with respect to any alleged irregularity, misstatement, omission, fraud or price mischarging, or other violation of applicable Law, arising under or relating to a Government Contract, (f) none of Viking, any of the Viking Subsidiaries or any of their respective “Principals” (as defined in Federal Acquisition Regulation 52.209-5) has been debarred, suspended, declared nonresponsible or ineligible, or excluded, or to the knowledge of Viking, proposed for debarment, suspension or exclusion, from participation in or the award of contracts or subcontracts for or with any Governmental Entity or doing business with any Governmental Entity and (g) neither Viking nor any of the Viking Subsidiaries, nor any of their respective directors or officers, nor to the knowledge of Viking, any other of their employees, is or has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity with respect to the award or performance of any Government Contract, the subject of any actual or to the knowledge of Viking, threatened, “whistleblower” or “qui tam” lawsuit, or audit (other than a routine contract audit) or investigation of Viking or any of the Viking Subsidiaries, with respect to any Government Contract.

4.15 Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking, Viking and the Viking Subsidiaries are in compliance, and have complied, with all Environmental Laws. There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of Viking, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Viking or any Viking Subsidiary of any liability or obligation arising under any Environmental Law pending or, to the knowledge of Viking, threatened against Viking, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking. To the knowledge of Viking, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking. Neither Viking nor any Viking Subsidiary has treated, stored, disposed or arranged for disposal of, transported, handled, used, released, exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Substance, in each case as has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking. To the knowledge of Viking, there have been no Hazardous Substances generated by Viking or any Viking Subsidiary that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Entity in the United States and that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking. Viking is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity or other third party imposing any liability or obligation, with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking.

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4.16 Real Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking, each of Viking and the Viking Subsidiaries (a) have marketable and valid title to all the real property reflected in the latest audited balance sheet included in the Viking SEC Reports as being owned by Viking or a Viking Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Viking Owned Properties”), free and clear of all material Liens, except for Permitted Encumbrances, and (b) are the lessee of all leasehold estates reflected in the latest audited financial statements included in such Viking SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof or have been terminated by Viking or a Viking Subsidiary) (such leasehold estates, collectively with the Viking Owned Properties, the “Viking Real Property”, and any leases with respect to such leasehold estates, the “Viking Leases”), free and clear of all material Liens, except for Permitted Encumbrances, and each such lease is valid and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of Viking or any Viking Subsidiary, or to the knowledge of Viking, any other party thereto, of or under any such lease, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Viking. There are no pending or, to the knowledge of Viking, threatened condemnation proceedings against the Viking Real Property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking.

4.17 Intellectual Property.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking, (i) with respect to Intellectual Property that Viking and the Viking Subsidiaries, each as applicable, own or purport to own, Viking or a Viking Subsidiary exclusively owns all right, title and interest to that Intellectual Property free and clear of all Liens (except Permitted Encumbrances), and (ii) all Registered Intellectual Property that is owned by, or registered in the name of, Viking or a Viking Subsidiary that has not expired, lapsed, or been abandoned as of the date hereof (the “Viking Registered Intellectual Property”) is subsisting and, to the knowledge of Viking, is not invalid or unenforceable. Since January 1, 2018, other than office actions and oppositions received in the ordinary course of prosecution, Viking has not received any written claim or notice from any person alleging that the Viking Registered Intellectual Property is invalid or unenforceable, which claim or allegation if proven or established, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Viking.

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(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking, to Viking’s knowledge (i) the operation of the respective businesses of Viking or any of the Viking Subsidiaries and the development, manufacture, use, sale, commercialization or other exploitation of any product, service or other offering currently provided by Viking or the Viking Subsidiaries does not infringe, misappropriate or violate and has not since January 1, 2018, infringed, misappropriated, or otherwise violated any Intellectual Property of any other person, and neither Viking nor any of the Viking Subsidiaries has received any written allegation of same, and (ii) neither Viking nor any of the Viking Subsidiaries has, since January 1, 2018, sent any other person a written notice alleging that such person is infringing, misappropriating or otherwise violating Viking’s Intellectual Property in a manner that is material to Viking’s business, which allegation has not been resolved or would not reasonably be expected to be resolved in the ordinary course of business.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking, each of Viking and the Viking Subsidiaries has taken commercially reasonable efforts to protect and maintain its Intellectual Property, including using commercially reasonable efforts and taking commercially necessary steps to maintain their material trade secrets in confidence.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking, Viking does not distribute any Viking owned software, the confidential and proprietary nature of the source code to which is material to Viking’s business, taken as a whole, to third parties pursuant to any license that, based on the way that material proprietary software is distributed by Viking, requires Viking to also license or make available to such third party any material source code owned by Viking.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking, each of Viking and the Viking Subsidiaries has taken commercially reasonable efforts to (i) protect and maintain the confidentiality, integrity and security of its IT Assets and the information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by any person, including the implementation of reasonable backup and disaster recovery technology processes and (ii) prevent the introduction of disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking, no person has gained unauthorized access to any IT Assets owned, used, or held for use by Viking or any of the Viking Subsidiaries or the information stored or contained therein or transmitted thereby.

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(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Viking, (i) each of Viking and the Viking Subsidiaries is in compliance, and has since January 1, 2018, complied, with all applicable Laws and its posted policies relating to the collection, storage, use, transfer and any other processing of any Personal Data collected or used by or on behalf of Viking or the Viking Subsidiaries; and (ii) each of Viking and the Viking Subsidiaries has, since January 1, 2018, taken commercially reasonable steps to ensure that all Personal Data is protected against loss and unauthorized access, use, modification or disclosure, and there has been no incident of same.

4.18 Related Party Transactions. As of the date of this Agreement, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Viking or any Viking Subsidiary, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Viking or any Viking Subsidiary or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Viking Common Stock (or any of such person’s immediate family members or affiliates) (other than the Viking Subsidiaries) on the other hand, of the type required to be reported in any Viking SEC Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been disclosed therein.

4.19 State Takeover Laws. The Board of Directors of Viking has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable Takeover Statutes.

4.20 Reorganization. Neither Viking nor any of the Viking Subsidiaries has taken any action or agreed to take any action, or is aware of any fact or circumstance, that could reasonably be expected to impede or prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.21 Viking Board Recommendation. The Board of Directors of Viking has duly adopted resolutions (a) determining that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, Viking and the holders of shares of Viking Common Stock and Viking Preferred Stock, (b) approving and declaring advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement, (c) directing that this Agreement be submitted to the holders of shares of Viking Common Stock and Viking Preferred Stock for their approval and adoption, (d) recommending that the holders of shares of Viking Common Stock and Viking Preferred Stock vote in favor of the adoption of this Agreement on the terms and subject to the conditions set forth in this Agreement (the “Viking Board Recommendation”), which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 6.3.

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4.22 Viking Information. The information relating to Viking and the Viking Subsidiaries or that is provided by Viking or the Viking Subsidiaries or their respective Representatives for inclusion in the Joint Proxy Statement and the S-4, or in any other document filed with the SEC in connection with the transactions contemplated hereby, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to Camber, Merger Sub or any Camber Subsidiary) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to Camber, Merger Sub or any Camber Subsidiary) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Any information relating to Viking and the Viking Subsidiaries or that is provided by Viking or the Viking Subsidiaries or their respective Representatives for inclusion in any document, instrument or certificate filed with any Governmental Entity with respect to Competition Laws in connection with the transactions contemplated hereby will comply in all material respects with the Laws applicable thereto.

4.23 Customers and Suppliers. Since January 1, 2020 through the date of this Agreement, Viking and the Viking Subsidiaries have not received any written notice from any Viking Covered Customer or Viking Covered Supplier that such Viking Covered Customer or Viking Covered Supplier intends to discontinue or substantially reduce its relationship with Viking or any Viking Subsidiary, terminate or materially and adversely amend any existing material contract with Viking or any Viking Subsidiary, or not continue as a customer or supplier, as applicable, of Viking or any Viking Subsidiary. “Viking Covered Customer” means any of the top ten (10) customers by revenue derived by Viking and the Viking Subsidiaries (taken together) during the twelve (12) months ended December 31, 2020, pursuant to which Viking or any of the Viking Subsidiaries has sold goods and/or services, and “Viking Covered Supplier” means any of the top ten (10) suppliers by dollar amount paid to such suppliers by Viking and the Viking Subsidiaries (taken together) during the twelve months ended December 31, 2020.

4.24 Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Viking, (a) Viking and the Viking Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Viking reasonably has determined to be prudent and consistent with industry practice, and Viking and the Viking Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Viking and the Viking Subsidiaries, Viking or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by Viking or any Viking Subsidiary pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither Viking nor any Viking Subsidiary has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

4.25 No Other Representations or Warranties.

(a) Except for the representations and warranties made by Viking in this ARTICLE IV, neither Viking nor any other person makes any express or implied representation or warranty with respect to Viking, the Viking Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Viking hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Viking nor any other person makes or has made any representation or warranty to Camber or any of its affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Viking, any Viking Subsidiary or their respective businesses or (ii) except for the representations and warranties made by Viking in this ARTICLE IV, any oral or written information presented to Camber or any of their respective affiliates or Representatives in the course of their due diligence investigation of Viking, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Viking acknowledges and agrees that neither Camber nor any other person has made or is making any express or implied representation or warranty other than those contained in ARTICLE III.

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ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Businesses Prior to the Effective Time. During the period from February 15, 2021 to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or expressly permitted by this Agreement (including as set forth in the Viking Disclosure Schedule or the Camber Disclosure Schedule) or as consented to in writing by the other party (such consent not to be unreasonably withheld, conditioned or delayed), each of Viking and Camber shall, and shall cause each of its respective Subsidiaries to, use reasonable best efforts to (a) conduct its business in the ordinary course in all material respects and (b) maintain and preserve intact its business organization, employees and advantageous business relationships, provided, that with respect to any action which is a subject matter of a subclause of Section 5.2, if such action is permitted by the express terms of such subclause of Section 5.2, such action shall not be a violation of this Section 5.1.

5.2 Forbearances. During the period from February 15, 2021 to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or expressly permitted by this Agreement (including as set forth in the Viking Disclosure Schedule or the Camber Disclosure Schedule) neither Viking nor Camber shall, and neither Viking nor Camber shall permit any of their respective Subsidiaries to, without the prior written consent of the other party to this Agreement (such consent not to be unreasonably withheld, conditioned or delayed):

(a) incur, assume, guarantee or become liable for any indebtedness for borrowed money, other than (i) intercompany indebtedness, (ii) borrowings in the ordinary course under any revolving credit facility, settlement facility, commercial paper program, corporate credit facility or other line of credit, in each case existing on February 15, 2021 up to the amount committed thereunder on February 15, 2021 (or any amendment or replacement thereof, in each case, so long as the amount of borrowings under such amended or replaced facility or program is not greater than the committed amount of such facility or program on February 15, 2021 and the amendment or replacement contains customary commercial terms consistent in all material respects with the existing facility, and that such facility or program does not delay or impair the ability of the applicable party from consummating the transactions contemplated hereby and is prepayable without additional interest or penalty), (iii) guarantees by Viking or any direct or indirect wholly-owned Viking Subsidiary of indebtedness of Viking or any other direct or indirect wholly-owned Viking Subsidiary, (iv) guarantees by Camber or any direct or indirect wholly-owned Camber Subsidiary of indebtedness of Camber or any other direct or indirect wholly-owned Camber Subsidiary, (v) any indebtedness incurred to refinance, roll-over, replace or renew any indebtedness existing on February 15, 2021, so long as, in each case, (1) the principal amount of such refinancing, roll-over, replacement or renewed indebtedness is not greater than the principal amount of the indebtedness being refinanced, rolled-over, replaced or renewed (plus accrued interest, and a reasonable amount of premium, fees and expenses incurred in connection with such refinancing) and (2) such indebtedness is on customary commercial terms consistent in all material respects with the indebtedness being refinanced, rolled-over, replaced or renewed, including that such facility or program does not delay or impair the ability of the applicable party from consummating the transactions contemplated hereby and is prepayable without additional interest or penalty, (vi) indebtedness incurred in respect of letters of credit, performance bonds, surety bonds, appeal bonds or other similar arrangements in the ordinary course, (vii) capital lease, purchase money or equipment financing arrangements entered into in the ordinary course of business, (viii) indebtedness arising from customary cash management and treasury services and the honoring of checks, drafts or similar instruments against insufficient funds or from the endorsement of instruments for collection, in each case, in the ordinary course of business, (ix) interest, exchange rate and commodity swaps, options, futures, forward contracts and similar derivatives or other hedging contracts (1) not entered for speculative purposes and (2) entered into in the ordinary course consistent with past practice and in compliance with its risk management and hedging policies or practices in effect on February 15, 2021 and (x) other indebtedness incurred by mutual agreement of Viking and Camber in accordance with Section 6.17;

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(b) (i) adjust, split, combine or reclassify any capital stock;

(ii) make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any Viking Securities or Viking Subsidiary Securities, in the case of Viking, or Camber Securities or Camber Subsidiary Securities, in the case of Camber, except, in each case, (A) subject to Section 6.10, quarterly cash dividends by Viking or Camber, (B) dividends paid by any of the Subsidiaries of each of Viking and Camber to Viking or Camber or any of their wholly-owned Subsidiaries, respectively, or dividends paid by any of their respective non-wholly owned Subsidiary joint ventures in the ordinary course of business as required by any joint venture agreements in effect as of February 15, 2021 and disclosed, in the case of joint ventures, in Section 5.2(b)(ii)(B) of the Viking Disclosure Schedule or the Camber Disclosure Schedule, as applicable, or (C) the acceptance of shares of Viking Common Stock, Viking Preferred Stock or Camber Common Stock, as the case may be, as payment for the exercise price of stock options or for withholding Taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, or the payment of dividend equivalents thereon, in each case, in accordance with past practice and the terms of the applicable award agreements;

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than (i) to any wholly-owned Subsidiary or to Camber or Viking, as applicable, (ii) in the ordinary course of business, or (iii) pursuant to contracts or agreements in force at February 15, 2021 set forth on Section 5.2(c) of the Viking Disclosure Schedule or the Camber Disclosure Schedule, as applicable;

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(d) make any material investment in or material acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or business or the property or assets of any other person, in each case other than a wholly-owned Subsidiary of Viking or Camber, as applicable, in each case other than, with respect to acquisitions of properties and assets, in the ordinary course of business or pursuant to contracts or agreements in force at February 15, 2021 set forth on Section 5.2(d) of the Viking Disclosure Schedule or the Camber Disclosure Schedule, as applicable;

(e) except in the ordinary course of business consistent with past practice, (i) terminate, materially amend, or waive any material provision of, any Viking Contract or Camber Contract, as the case may be, or make any material change in any instrument or agreement governing any Viking Contract or Camber Contract as the case may be, other than normal renewals of contracts and leases without material adverse changes of terms with respect to Viking or Camber, as the case may be, or (ii) other than in the ordinary course of business consistent with past practice, enter into any contract that would constitute a Viking Contract or Camber Contract, as the case may be, if it were in effect on February 15, 2021, provided, that with respect to any action which is a subject matter of another subclause of this Section 5.2, if such action is permitted by the express terms of such subclause of this Section 5.2, such action shall not be a violation of this Section 5.2(e);

(f) except as required under applicable Law or the terms of any Viking Benefit Plan or Camber Benefit Plan existing as of the date hereof, as applicable, (i) enter into, adopt or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or individual consultant, other than in the ordinary course of business consistent with past practice, (ii) amend (whether in writing or through the interpretation of) any employee benefit or compensation plan, program, policy or arrangement for the benefit or welfare of any current or former employee, officer, director or individual consultant, other than in the ordinary course of business consistent with past practice, (iii) materially increase the compensation or benefits payable to any current or former employee, officer, director or individual consultant (other than in connection with a relocation of an employee in the ordinary course of business or a promotion or change in responsibilities), (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation other than in the ordinary course of business consistent with past practice, (v) grant or accelerate the vesting of any equity-based awards or other compensation, (vi) enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer or any employee whose target annual compensation (that is, base salary or wages plus annual bonus or other short-term cash incentive compensation) is greater than $1,000,000, other than for cause, or (ix) hire or promote any officer, employee or individual consultant who has (or, following such hire or promotion, would have) target annual compensation (that is, base salary or wages plus annual bonus or other short-term cash incentive compensation) greater than $1,000,000;

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(g) settle any claim, suit, action or proceeding, except involving monetary remedies in an amount not in excess of $1,000,000 individually or $5,000,000 in the aggregate and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries, the Surviving Entity or the Combined Company;

(h) take any action or fail to take any action where such action or failure to act could reasonably be expected to impede or prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(i) amend either party’s articles of incorporation, bylaws or comparable governing documents of its “Significant Subsidiaries” (as such term is defined in Rule 1-02 of Regulation S‑X promulgated under the Exchange Act);

(j) merge or consolidate either party or any of its Significant Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its Significant Subsidiaries (other than mergers, consolidations, restructurings or reorganizations solely between or among its wholly-owned Subsidiaries, or as permitted under an exception set forth in Sections 5.2(c) or 5.2(d));

(k) enter into any new line of business or discontinue any existing line of business, other than in the ordinary course of business consistent with past practice;

(l) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes; or

(m) agree to take or make any commitment to take any of the actions prohibited by this Section 5.2.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) Promptly after February 15, 2021, Viking and Camber shall prepare and file with the SEC the Joint Proxy Statement, and Camber shall prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Viking and Camber shall each use reasonable best efforts to make such filings. Each of Viking and Camber shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filings, and Viking and Camber shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. Camber shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Viking shall furnish all information concerning Viking and the holders of shares of Viking Common Stock and Viking Preferred Stock as may be reasonably requested in connection with any such action.

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(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to (i) take, or cause to be taken, all necessary actions, and do or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable following the date hereof; (ii) make, or cause to be made, the registrations, declarations and filings required or advisable in connection with obtaining the other Requisite Regulatory Approvals, as promptly as reasonably practicable after February 15, 2021; (iii) prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals, clearances and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of all such permits, consents, approvals, clearances and authorizations of all such Governmental Entities, and (iv) seek to avoid or prevent the initiation of any investigation, claim, action, suit, arbitration, litigation or proceeding by or before any Governmental Entity challenging this Agreement or the consummation of the transactions contemplated by this Agreement. As used in this Agreement, the term “Requisite Regulatory Approvals” shall mean the expiration or termination of the applicable waiting period under all regulatory authorizations, consents, clearances, orders and approvals set forth on Section 6.1(b) of the Camber Disclosure Schedule.

(c) Each party shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing and notwithstanding anything in this Agreement to the contrary, in furtherance of the parties’ reasonable best efforts, each of Viking and the Viking Subsidiaries and Camber and the Camber Subsidiaries, as applicable, to the extent required in order to obtain the Requisite Regulatory Approvals or any necessary approvals of any other Governmental Entity required for the transactions contemplated hereby as promptly as reasonably practicable or to avoid the consequences in Section 6.1(b)(iv) or otherwise in connection with the Requisite Regulatory Approvals required pursuant to any Competition Law, shall (i) propose, negotiate or offer to effect, or consent or commit to, any sale, leasing, licensing, transfer, disposal, divestiture or other encumbrance, or holding separate, of any assets, licenses, operations, rights, product lines, businesses or interest therein (collectively, a “Divestiture”); and (ii) take or agree to take any other action, agree or consent to, make any concession in respect of, or permit or suffer to exist any condition or requirement setting forth, any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any assets, licenses, operations, rights, product lines, businesses or interest therein (collectively, a “Remedy”), provided that neither party nor its Subsidiaries shall be required to take any of the actions referred to above with respect to a Divestiture or Remedy unless the effectiveness thereof is conditioned on the occurrence of the Effective Time, and provided, further, that nothing shall require either party to, and neither party shall without the consent of the other party, agree or consent to a Divestiture or Remedy that would result in or would reasonably be expected to result in a material adverse effect on the business of the Combined Company and its Subsidiaries, taken as a whole, after giving effect to the Merger. Viking and Camber agree to use reasonable best efforts to: (1) oppose or defend against any investigation, claim, action, suit, arbitration, litigation or proceeding by any Governmental Entity to prevent or enjoin the consummation of the Merger, or (2) overturn any regulatory order by any such Governmental Entity to prevent consummation of the Merger, including by defending any investigation, claim, action, suit, arbitration, litigation or proceeding brought by any such Governmental Entity in order to avoid the entry of, or to have vacated, overturned, terminated or appealed any order that would otherwise have the effect of preventing or materially delaying the consummation of the Merger.

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(d) If Viking or Camber or any of their respective Subsidiaries or affiliates receives a request for information or documentary material from any Governmental Entity with respect to this Agreement or any of the transactions contemplated hereby, then such party shall make, or cause to be made, as soon as reasonably practicable and after consultation with the other party (to the extent permitted under applicable Law), an appropriate response in substantial compliance with such request. If Viking or Camber receives a formal request for additional information or documentary material from the Federal Trade Commission (“FTC”) or the Antitrust Division of the U.S. Department of Justice (“Antitrust Division”), then Viking and Camber will substantially comply with such formal request as soon as reasonably practicable, unless otherwise agreed between Viking and Camber. Viking and Camber shall consult with each other in good faith prior to agreeing, directly or indirectly, to extend any waiting period under any applicable Law or to any timing agreement with the FTC, the Antitrust Division or any other Governmental Entity.

(e) Each party shall promptly notify the other party of any communication it or any of its affiliates receives from any Governmental Entity relating to the matters that are the subject of this Agreement and, to the extent permitted under applicable Law, furnish the other party promptly with all communications received from any Governmental Entity and permit the other party to review in advance, and consider in good faith the other party’s comments to, any proposed communication, filing or submission by such party to any Governmental Entity. The parties will coordinate and reasonably cooperate with each other in exchanging information and providing reasonable assistance as the other party may reasonably request in writing in connection with the foregoing or in connection with any filing or submission to be made to any Governmental Entity; provided, however, that materials exchanged pursuant to this Section 6.1 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of Viking’s or Camber’s consideration of the transactions contemplated by this Agreement or other competitively sensitive material; provided, further that the parties hereto may, as they deem advisable and necessary, designate any materials provided to the other pursuant to this Section 6.1 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient without the advance written consent of the party providing such materials. Viking and Camber shall (to the extent permitted under applicable Law) consult with the other party in advance of any meeting, discussion or teleconference with any Governmental Entity or, in connection with any proceeding by a private party in connection with the transactions contemplated by this Agreement, with any other person, and, to the extent not prohibited by the Governmental Entity or such other person, give the other party the opportunity to attend and participate in such meetings, discussions and teleconferences. The parties shall discuss in advance the strategy and timing for obtaining any clearances required or advisable under any applicable Law in connection with this Agreement or the transactions contemplated by this Agreement.

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(f) Viking shall not, and shall cause the Viking Subsidiaries not to, and Camber shall not, and shall cause the Camber Subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing part or all of the assets of or equity of, in any business or any corporation, partnership, association or other business organization or division thereof, or take any other similar action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other similar action, would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, clearances or approvals of any Governmental Entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period; (ii) increase, in any material respect, the risk of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated hereby; (iii) increase the risk, in any material respect, of not being able to remove any such order on appeal or otherwise; or (iv) prevent or materially delay the consummation of the transactions contemplated hereby.

(g) Viking and Camber shall, upon request, promptly furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Viking, Camber or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

6.2 Access to Information; Confidentiality.

(a) Upon reasonable notice and subject to applicable Laws, each of Viking and Camber, for the purposes of performing its respective obligations under this Agreement and enforcing its respective rights under this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other Representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and, during such period, each of Viking and Camber shall, and shall cause its respective Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as such party may reasonably request. Neither Viking nor Camber nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any Law or binding agreement entered into prior to February 15, 2021. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Each of Viking and Camber shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or Representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the non-disclosure agreement between Viking and Camber (the “Confidentiality Agreement”).

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(c) No investigation by either of the parties or their respective Representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give Camber, directly or indirectly, the right to control or direct the operations of Viking or the Viking Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give Viking, directly or indirectly, the right to control or direct the operations of Camber or the Camber Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Camber and Viking shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.3 Stockholder Meetings.

(a) Each of Viking and Camber shall call a meeting of its stockholders (the “Viking Meeting” and the “Camber Meeting,” respectively) to be held as soon as reasonably practicable after the S-4 is declared effective, for the purpose of obtaining (a) the Requisite Camber Vote and the Requisite Viking Vote required in connection with this Agreement and the Merger, and (b) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated thereby, and each of Viking and Camber shall use its reasonable best efforts to cause such meetings to occur on the same date. Subject to Section 6.3(b), each of Viking and Camber and their respective Boards of Directors shall use its reasonable best efforts to obtain from the stockholders of Viking and Camber, as applicable, the Requisite Viking Vote and the Requisite Camber Vote, as applicable, including by communicating to the respective stockholders of Viking and Camber the Viking Board Recommendation and the Camber Board Recommendation, respectively (and including the respective recommendation in the Joint Proxy Statement), and each of Viking and Camber and their respective Boards of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to the other party the Viking Board Recommendation, in the case of Viking, or the Camber Board Recommendation, in the case of Camber, (ii) fail to make the Viking Board Recommendation, in the case of Viking, or the Camber Board Recommendation, in the case of Camber, in the Joint Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal (defined below) or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the Viking Board Recommendation, in the case of Viking, or the Camber Board Recommendation, in the case of Camber, in each case within ten (10) business days (or such fewer number of days as remains prior to that date that is two (2) business days prior to the Viking Meeting or the Camber Meeting, as applicable) after an Acquisition Proposal is made public (upon a request by the other party to do so), or (v) publicly propose to do any of the foregoing (any of the foregoing a “Recommendation Change”).

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(b) Notwithstanding the foregoing, subject to Section 8.1 and Section 8.2, if the Board of Directors of Viking or Camber, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that taking such action would be required to comply with its fiduciary duties under applicable Law, such Board of Directors may, in the case of Viking, prior to the receipt of the Requisite Viking Vote, and in the case of Camber, prior to the receipt of the Requisite Camber Vote, make a Recommendation Change and submit this Agreement to its stockholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event such Board of Directors may communicate the basis for its lack of a recommendation to its stockholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by Law; provided that such Board of Directors may not take any actions under this sentence unless it (A) gives the other party at least five (5) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the latest material terms and conditions and the identity of the third party in any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (B) at the end of such notice period, takes into account any amendment or modification to this Agreement proposed by the other party and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that taking such action would nevertheless be required to comply with its fiduciary duties under applicable Law. No Recommendation Change may be made with respect to an Acquisition Proposal if such Acquisition Proposal was solicited in violation of Section 6.13. Any change in the economic terms of or any other material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3 (except that the notice period shall be shortened to three (3) business days).

(c) Except as required by Law or as Viking and Camber may mutually agree, neither Viking nor Camber shall adjourn or postpone the Viking Meeting or the Camber Meeting beyond the date on which the Viking Meeting or the Camber Meeting, as the case may be, was (or was required to be) originally scheduled; provided that Viking and Camber shall:

(i) be permitted to adjourn or postpone its own stockholder meeting (i.e., the Viking Meeting or the Camber Meeting, as the case may be), if (A) as of the time for which such meeting is originally scheduled there are insufficient shares of Viking Common Stock or Viking Preferred Stock or Camber Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, (B) in the case of the Viking Meeting, the Board of Directors of Viking has made a Recommendation Change and, in the case of the Camber Meeting, Board of Directors of Camber has made a Recommendation Change, or (C) a change to the method or structure of effecting the combination of Viking and Camber is to be effected pursuant to Section 6.15, provided, further, that in no event shall Viking or Camber adjourn or postpone the Viking Meeting or the Camber Meeting, as applicable, pursuant to this clause (i) more than two (2) times and by more than forty-five (45) calendar days in the aggregate with respect to all such adjournments or proposals; and

(ii) at Viking’s request, cause to be adjourned or postponed the Camber Meeting, or at Camber’s request, cause to be adjourned or postponed the Viking Meeting, if (A) the Board of Directors of the non-requesting party has made a Recommendation Change or (B) a change to the method or structure of effecting the combination of Viking and Camber is to be effected pursuant to Section 6.15, provided, further, that in no event shall Viking or Camber be obligated to adjourn or postpone the Viking Meeting or the Camber Meeting, as applicable, pursuant to this clause (ii) more than two (2) times and by more than forty-five (45) calendar days, in the aggregate with respect to all such adjournments or proposals;

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provided, however, that, if either the Viking Meeting or the Camber Meeting, as the case may be, is adjourned or postponed pursuant to either the foregoing clause (i) or (ii), the other of the Viking Meeting or the Camber Meeting, as the case may be, may be correspondingly adjourned or postponed and such adjournment or postponement shall not affect the aggregate time limits contemplated by the foregoing clause (i) or (ii).

(d) Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, (x) the Viking Meeting shall be convened and this Agreement shall be submitted for adoption by the stockholders of Viking at the Viking Meeting, and (y) the Camber Meeting shall be convened and the Share Issuances shall be submitted to the stockholders of Camber at the Camber Meeting, and nothing contained herein shall be deemed to relieve either Viking or Camber of such obligation.

6.4 Legal Conditions to Merger. Subject in all respects to Section 6.1 of this Agreement, each of Viking and Camber shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in ARTICLE VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Viking or Camber or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

6.5 Stock Exchange Listing and Delisting. Camber shall use its reasonable best efforts to cause the shares of Camber Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time. In the event the NYSE determines that the Merger constitutes, or will constitute, a “back-door listing” “reverse merger”, Camber and Viking shall cooperate in good faith to ensure that the Combined Company (and its common stock) qualifies for initial listing on the NYSE American, pursuant to the applicable guidance and requirements of the NYSE as of the Closing. Viking shall cooperate with Camber and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of OTCMarkets.com to enable the delisting by the Surviving Entity of the shares of Viking Common Stock from the OTC Link Alternative Trading System and the deregistration of the shares of Viking Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

6.6 [Intentionally Deleted].

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6.7 Disclosure Schedules. The parties shall deliver to each other true, accurate and complete copies of their respective Disclosure Schedules as required pursuant to the introductory paragraphs of Article III and Article IV above. Within five (5) business days following such delivery, Camber shall provide Viking with written notice (the “Initial Disclosure Objection Notice”) of any reasonable concerns or objections to any matters disclosed in Viking’s Disclosure Schedule which could reasonably result in a Material Adverse Effect on Viking. The parties will negotiate in good faith to resolve those matters raised in the Initial Disclosure Objection Notice, including amendments to this Agreement as agreed to. If, after good faith negotiations, the parties are unable to resolve those matters raised in the Initial Disclosure Objection Notice no later than twenty (20) days from the Initial Disclosure Objection Notice, this Agreement may be terminated by Camber during the following three (3) business day period. If Camber does not provide an Initial Disclosure Objection Notice within five (5) business days of the receipt of the Disclosure Schedule from Viking, or fails to raise an objection to any disclosures made in Viking’s Disclosure Schedule in an Initial Disclosure Objection Notice, Camber will be deemed to have waived any objection to that specific matter disclosed in the Viking Disclosure Schedule, unless such disclosure is discovered or uncovered later to be false or misleading in any material respect, effective as of such date (such applicable date or the date that Camber has any outstanding objections or concerns regarding Viking’s Disclosure Schedule, as applicable). Viking shall have reciprocal disclosure objection rights if the matters disclosed in Camber’s Disclosure Schedule could reasonably result in a Material Adverse Effect on Camber in excess of $500,000, and such matters were not disclosed in the Camber SEC Reports (each, as applicable, a “Camber Material Adverse Item”).

6.8 Indemnification.

(a) From and after the Effective Time, the Combined Company shall indemnify and hold harmless and shall advance expenses as incurred, in each case to the maximum extent permitted by applicable Law, such persons that are indemnified as of February 15, 2021 by Viking pursuant to the Viking Articles of Incorporation, the Viking Bylaws, the governing or organizational documents of any Viking Subsidiary and any indemnification agreements in existence as of the date hereof and disclosed in Section 6.8(a) of the Viking Disclosure Schedule (in each case, when acting in such capacity) (collectively, the “Viking Indemnified Parties”) and such persons that are indemnified as of February 15, 2021 by Camber pursuant to the Camber Articles of Incorporation, the Camber Bylaws, the governing or organizational documents of any Camber Subsidiary and any indemnification agreements in existence as of the date hereof and disclosed in Section 6.8(a) of the Camber Disclosure Schedule (in each case, when acting in such capacity) (collectively, the “Camber Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director, officer or employee of Viking or any Viking Subsidiary, or of Camber or any Camber Subsidiary, and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any Viking Indemnified Party or Camber Indemnified Party, to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Viking Indemnified Party and each Camber Indemnified Party and his or her heirs and Representatives. If the Combined Company, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets to any other person or engages in any similar transaction, then in each such case, the Combined Company or the Surviving Entity will cause proper provision to be made so that the successors and assigns of the Combined Company or the Surviving Entity, as applicable, will expressly assume the obligations set forth in this Section 6.8.

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6.9 Advice of Changes.

(a) Viking and Camber shall each, on or before the Closing Date, promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on it or (ii) that it believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in ARTICLE VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Sections 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Sections 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.9 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

(b) Each of Viking and Camber shall provide the other with prompt written notice of (a) any failure to comply with or satisfy, in any material respect, any covenant, condition or agreement hereunder, or (b) any event, fact or circumstance that (i) would reasonably be expected to cause any of such party’s representations and warranties to become untrue or misleading or which would affect its ability to consummate the Merger, (ii) would have been required to be disclosed under this Agreement had it existed or been known on February 15, 2021, (iii) gives such party any reason to believe that any of the conditions set forth in ARTICLE VII would reasonably be expected not to be satisfied, or (iv) is of a nature that is or would reasonably be expected to result in a Material Adverse Effect on Viking or Camber. Each of Viking and Camber shall have the right and obligation to supplement or amend its respective Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at February 15, 2021, would have been required to be set forth or described therein; provided, that to the extent such supplement or amendment relates to any matter that occurred or existed prior to February 15, 2021, then such supplement or amendment shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty with respect to such matter contained in this Agreement; provided, further, that to the extent such supplement or amendment relates to any matter occurring or arising on or after February 15, 2021, then such supplement or amendment shall not in and of itself form the basis of a claim for a breach hereunder (except to the extent caused by or resulting from a breach of Section 5.2), but may be considered for purposes of determining the satisfaction of the conditions in ARTICLE VII. Such rights and obligations of such parties to amend or supplement their respective Disclosure Schedules shall terminate on the earlier to occur of (i) the termination of this Agreement and (ii) the Closing Date.

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6.10 Dividends. After February 15, 2021, each of Viking and Camber shall coordinate with the other the declaration of any dividends in respect of Viking Common Stock, Viking Preferred Stock or Camber Common Stock and the record dates and payment dates relating thereto.

6.11 Stockholder Litigation. Viking and Camber shall give each other prompt notice of any stockholder litigation against such party or its directors or officers relating to the transactions contemplated by this Agreement, and shall give the other party the opportunity to participate (at such other’s party’s expense) in the defense or settlement of any such litigation. Viking and Camber shall give each other the right to review and comment on all filings or responses to be made by such party in connection with any such litigation and will in good faith take such comments into account. Neither Viking nor Camber shall agree to settle any such litigation without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that, without limiting the foregoing, each party shall use reasonable best efforts so that any settlement of any such litigation includes a full release of the other party and its affiliates and does not impose any material injunction or other material equitable relief after the Effective Time upon the Combined Company, the Surviving Entity or any of their respective affiliates.

6.12 Corporate Governance; Headquarters; Other Matters.

(a) Effective as of the Effective Time, James A. Doris shall serve as President and Chief Executive Officer of the Combined Company.

(b) The name of the Combined Company as of the Effective Time shall be “Camber Energy, Inc.”.

(c) As of the Effective Time, the headquarters of the Combined Company shall be located in Houston, Texas.

6.13 Acquisition Proposals.

(a) Each party agrees that it will not, and will cause each of its Subsidiaries and its and their respective directors and officers not to, and shall not permit its and their other respective Representatives to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with any person relating to any Acquisition Proposal or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.13) in connection with or relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that after February 15, 2021 and prior to the receipt of the Requisite Viking Vote, in the case of Viking, or the Requisite Camber Vote, in the case of Camber, a party receives a bona fide written Acquisition Proposal not solicited in violation of this Section 6.13, such party may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the Acquisition Proposal and such person’s Representatives if the Board of Directors of such party concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that taking such actions would be required to comply with its fiduciary duties under applicable Law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, such party shall have entered into a confidentiality agreement with the person making such Acquisition Proposal on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with such party, and shall otherwise permit such party to comply with its obligations herein. Each party will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before February 15, 2021 with any person other than Viking or Camber, as applicable, with respect to any Acquisition Proposal, and request the return or destruction of any confidential information previously delivered to any such person pursuant to the terms of any confidentiality agreement to the extent provided by such agreement.

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(b) Each party will promptly (within twenty-four (24) hours) advise the other party following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide the other party with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Acquisition Proposal, and will keep the other party apprised of any related material developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal (other than amendments or revisions that are immaterial in all respects). Each party shall use its reasonable best efforts to enforce any confidentiality agreements (other than “standstill” provisions therein) to which it or any of its Subsidiaries is or becomes a party in accordance with the terms thereof. As used in this Agreement, “Acquisition Proposal” shall mean, with respect to Viking or Camber, as applicable, other than the Merger, any offer, proposal or inquiry, or any third-party indication of interest, by or on behalf of any third party, relating to (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of a party and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of a party or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the party, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party (or its affiliates) beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of a party or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the party, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving a party or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the party, which would, in the case of this clause (iii), result in the stockholders of such party prior to such transaction ceasing to own at least seventy-five percent (75%), directly or indirectly, of such party or its applicable Subsidiaries.

(c) Nothing contained in this Agreement shall prevent a party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

6.14 Public Announcements. Viking and Camber agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the parties. Thereafter, each of the parties agrees that, without limiting Section 6.3, no public release or announcement or other public statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as required by applicable Law or the rules or regulations of any stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance, (b) for such releases, announcements or statements that are consistent with other such releases, announcements or statements made after February 15, 2021 in compliance with this Section 6.14, or (c) for releases, announcements or statements made in connection with a Recommendation Change or in connection with litigation between the parties.

6.15 Change of Method. Without limiting the terms of this Agreement (a) Viking and Camber shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of Viking and Camber (including the provisions of ARTICLE I), if and to the extent they both deem such change to be necessary, appropriate or desirable or (b) if, at any time during the period beginning on the date that is forty (40) days after February 15, 2021 and ending on the later of (x) the time that the S-4 shall have become effective under the Securities Act and (y) the date that is sixty (60) days after February 15, 2021, either of the Boards of Directors of Camber or Viking determines in good faith that a change in the structure of effecting the combination of Viking and Camber to a Direct Merger would be in the best interests of the Combined Company following the Merger, upon written notice to the other party of such determination, Camber and Viking shall take all action necessary, and cooperate in good faith, to effect such change in structure, including by making effective amendments to this Agreement (including the provisions of ARTICLE I) and to the S-4 to the extent necessary in connection therewith, provided that such notice may only be delivered following good faith consultation with the other party; provided, however, that no such change shall (i) alter or change the Exchange Ratio or the number of shares of Camber Common Stock received by holders of shares of Viking Common Stock in exchange for each share of Viking Common Stock or the number of shares of New Camber Preferred received by the holders of shares of Viking Preferred Stock in exchange for each share of Viking Preferred Stock, unless, in connection with any change effected pursuant to the foregoing clause (b), the economic benefits that are intended to accrue to Camber’s stockholders and Viking’s stockholders pursuant to the terms of this Agreement and the transactions contemplated hereby are identical in all but de minimis respects, (ii) adversely affect the Tax treatment of Camber’s stockholders or Viking’s stockholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of Viking, Camber, the Combined Company and/or their respective Subsidiaries pursuant to this Agreement, or (iv) would reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement or delay the consummation of such transactions beyond the Termination Date. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.1.

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6.16 Takeover Statutes. None of Viking, Camber, or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement or the Merger, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the Merger, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

6.17 Financing and Indebtedness. During the period from February 15, 2021 to the Effective Time, the parties hereto shall cooperate in good faith to mutually determine and use reasonable best efforts to implement any necessary, appropriate or desirable arrangements, in anticipation of the consummation of the Merger and the other transactions contemplated by this Agreement, regarding each party’s and its Subsidiaries’ credit agreements, indentures or other documents governing or relating to indebtedness of the parties and their Subsidiaries, including arrangements by way of amendments, consents, redemption, payoff, new financing or otherwise, with respect to refinancing or retaining a party’s or its Subsidiaries’ credit agreements or senior notes.

6.18 Exemption from Liability Under Section 16(b). Viking and Camber agree that, in order to most effectively compensate and retain the officers and directors of Viking subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Viking Insiders”), both prior to and after the Effective Time, it is desirable that Viking Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the conversion of shares of Viking Common Stock and Viking Preferred Stock into shares of Camber Common Stock and Viking Preferred Stock, respectively, in the Merger and the conversion of Viking Equity Awards into corresponding Camber Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.18. Viking shall deliver to Camber in a reasonably timely fashion prior to the Effective Time accurate information regarding the Viking Insiders, and the Boards of Directors of Viking, Camber, and the Combined Company, as applicable, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of Viking) any dispositions of Viking Common Stock, Viking Preferred Stock or Viking Equity Awards by the Viking Insiders, and (in the case of Camber) any acquisitions of Camber Common Stock, New Camber Preferred or Camber Equity Awards by any Viking Insiders who, immediately following the Merger, will be officers or directors of the Combined Company subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable Law.

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6.19 Transition. As promptly as reasonably practicable after the date hereof, and in all cases subject to applicable Law and Section 6.2, each of Viking and Camber shall, and shall cause its Subsidiaries to, during normal business hours, reasonably cooperate with the other party and its Subsidiaries to facilitate the integration of the parties and their respective businesses effective as of the Closing Date or such later date as may be determined by Viking and Camber. Neither Viking, Camber nor any of their respective Subsidiaries shall be required to take any action under this Section 6.19 if such action would unduly disrupt its business.

6.20 Merger Sub Approval. Following the execution of this Agreement, Camber shall take all action necessary to cause this Agreement and the transactions contemplated by this Agreement, including the Merger, to be adopted and approved by Merger Sub and Camber as its sole stockholder, once Merger Sub has been formed.

6.21 [Intentionally Deleted].

6.22 [Intentionally Deleted].

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approvals. This Agreement shall have been adopted by the stockholders of Viking by the Requisite Viking Vote and the Share Issuances shall have been approved by the stockholders of Camber by the Requisite Camber Vote.

(b) Listing; NYSE Approval. The shares of Camber Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance. In the event the NYSE determines that the Merger constitutes, or will constitute, a “back-door listing”/”reverse merger”, the Combined Company (and its common stock) shall qualify for initial listing on the NYSE American, pursuant to the applicable guidance and requirements of the NYSE as of the Closing.

(c) Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.

(d) S-4. The S-4 shall have become effective under the Securities Act, no stop order suspending the effectiveness of the S-4 shall have been issued, and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Merger shall be in effect. No Law, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction which prohibits or makes illegal consummation of the Merger.

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(f).

(g) [Intentionally Deleted].

(h) [Intentionally Deleted].

(i) [Intentionally Deleted].

(j) Camber Series C Preferred Stock. Camber shall have (A) obtained the consent of the holders of its Series C Preferred Stock for the Merger, if required, which consent shall be still be valid and enforceable as of the Closing; and (B) Camber shall not be in breach of any of its agreements with the Series C Preferred Stock holder.

(k) [Intentionally Deleted].

(l) [Intentionally Deleted].

(m) [Intentionally Deleted].

(n) [Intentionally Deleted].

(o) [Intentionally Deleted].

7.2 Conditions to Obligations of Viking. The obligation of Viking to effect the Merger is also subject to the satisfaction, or waiver by Viking, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of Camber set forth in Section 3.2(a), Section 3.3(a) and Section 3.7(a) (in each case after giving effect to the lead-in to ARTICLE III) shall be true and correct (other than, in the case of Section 3.2(a) and Section 3.3(a), such failures to be true and correct as are de minimis) in each case as of February 15, 2021, the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of Camber set forth in Section 3.1(a), and Section 3.6 (in each case, after giving effect to the lead-in to ARTICLE III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Camber set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to ARTICLE III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber. Viking shall have received a certificate dated as of the Closing Date and signed on behalf of Camber by the Chief Executive Officer or the Chief Financial Officer of Camber to the foregoing effect.

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(b) Performance of Obligations of Camber. Camber shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Viking shall have received a certificate dated as of the Closing Date and signed on behalf of Camber by the Chief Executive Officer or the Chief Financial Officer of Camber to such effect.

(c) No Material Adverse Effect. Since February 15, 2021, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Camber.

(d) Federal Tax Opinion. Viking shall have received an opinion, from legal counsel or an independent public or certified accountant, in form and substance reasonably satisfactory to Viking, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income Tax purposes, the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Viking, Camber and Merger Sub, reasonably satisfactory in form and substance to such counsel.

7.3 Conditions to Obligations of Camber. The obligation of Camber to effect the Merger is also subject to the satisfaction, or waiver by Camber, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Viking set forth in Section 4.2(a), Section 4.3(a) and Section 4.7(a) (in each case, after giving effect to the lead-in to ARTICLE IV) shall be true and correct (other than, in the case of Section 4.2(a) and Section 4.3(a), such failures to be true and correct as are de minimis) in each case as of February 15, 2021, the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of Viking set forth in Section 4.1(a), and Section 4.6 (in each case, after giving effect to the lead-in to ARTICLE IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Viking set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to ARTICLE IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking. Camber shall have received a certificate dated as of the Closing Date and signed on behalf of Viking by the Chief Executive Officer or the Chief Financial Officer of Viking to the foregoing effect.

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(b) Performance of Obligations of Viking. Viking shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Camber shall have received a certificate dated as of the Closing Date and signed on behalf of Viking by the Chief Executive Officer or the Chief Financial Officer of Viking to such effect.

(c) No Material Adverse Effect. Since February 15, 2021, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Viking.

(d) [Intentionally Deleted].

(e) Viking Preferred Stock. There shall be no more than 28,092 shares of Series C Preferred Stock of Viking outstanding at Closing.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or (except in the case of Section 8.1(f) or Section 8.1(g)) after receipt of the Requisite Viking Vote or the Requisite Camber Vote:

(a) by mutual written consent of Viking and Camber;

(b) by either Viking or Camber if (i) any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or (ii) any court or Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree or other legal restraint or prohibition permanently enjoining or preventing the consummation of the Merger, unless the failure to obtain a Requisite Regulatory Approval or the issuance of such order, injunction, decree or other legal restraint, as applicable, shall be principally due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(c) by either Viking or Camber if the Merger shall not have been consummated on or before August 1, 2021 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be principally due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

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(d) by either Viking or Camber (provided, that the terminating party is not then in material breach of any obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Camber, in the case of a termination by Viking, or Viking, in the case of a termination by Camber, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Viking, or Section 7.3, in the case of a termination by Camber, and which is not cured within thirty (30) days (or such fewer days as remain prior to the Termination Date) following written notice to Camber, in the case of a termination by Viking, or Viking, in the case of a termination by Camber, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

(e) by either Viking or Camber if (i) the Requisite Viking Vote shall not have been obtained following a vote taken at the Viking Meeting (unless such Viking Meeting has been validly adjourned or postponed, or validly requested by Camber to be adjourned or postponed, in accordance with Section 6.3, in which case at the final adjournment or postponement thereof) upon the adoption of this Agreement by the stockholders of Viking or (ii) the Requisite Camber Vote shall not have been obtained following a vote taken at the Camber Meeting (unless such Camber Meeting has been validly adjourned or postponed, or validly requested by Viking to be adjourned or postponed, in accordance with Section 6.3, in which case at the final adjournment or postponement thereof) upon the approval of the Share Issuances by the stockholders of Viking;

(f) by Camber, at any time prior to obtaining the Requisite Viking Vote, if (i) Viking or the Board of Directors of Viking shall have made a Recommendation Change or (ii) there has been a Willful Breach (defined below) by Viking (including by the Board of Directors of Viking) of its obligations under Sections 6.3 or 6.13(a); or

(g) by Viking, at any time prior to obtaining the Requisite Camber Vote, if (i) Camber or the Board of Directors of Camber shall have made a Recommendation Change or (ii) there has been a Willful Breach by Camber (including by the Board of Directors of Camber) of its obligations under Sections 6.3 or 6.13(a) in any material respect.

8.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Viking or Camber as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Viking, Camber, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b), Section 6.14, this Section 8.2 and ARTICLE IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Viking nor Camber shall be relieved or released from any liabilities or damages arising out of its Actual Fraud or Willful Breach of any provision of this Agreement. For purposes of this Agreement, “Actual Fraud” means (i) a person or party made a representation in connection with entering into this Agreement that was false; (ii) such person or party knew at the time the representation was made that such representation was false; (iii) such person or party intended another party to this Agreement to rely on the representation; and (iv) such other party to this Agreement reasonably or justifiably actually relied upon the misrepresentation to such party’s detriment; and “Willful Breach” means, with respect to any party, a material breach or failure to perform that is the consequence of an act or omission of such party with the knowledge that such act or omission would, or would be reasonably expected to, cause a material breach of this Agreement.

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(b) In the event of termination of this Agreement through no fault of Viking, due to the failure of the Camber stockholders to approve the terms of this Agreement, including the Merger, Camber shall issue Viking 300,000 restricted shares of Camber Common Stock, subject to Viking confirming its status as an ‘accredited investor’ and making certain other customary representations to Camber in order to allow Camber to claim an exemption from registration for such issuance, and subject to NYSE American additional listing approval of such shares. No shares of Camber shall be due to Viking upon the termination of this Agreement by either party for any reason, other than as specifically set forth in the first sentence of this paragraph.

ARTICLE IX

GENERAL PROVISIONS

9.1 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Viking Vote or the Requisite Camber Vote; provided, however, that after the receipt of the Requisite Viking Vote or the Requisite Camber Vote, there may not be, without further approval of the stockholders of Viking or Camber, as applicable, any amendment of this Agreement that requires such further approvals under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties’ respective Boards of Directors or a duly authorized committee thereof.

9.2 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by such other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of the Requisite Viking Vote or the Requisite Camber Vote, there may not be, without further approval of the stockholders of Viking or Camber, as applicable, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.3 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for Section 6.8 and for those other obligations, covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

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9.4 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, all filing and other fees paid to Governmental Entities in connection with the Merger and the other transactions contemplated hereby shall be borne equally by Camber and Viking. Except as set forth in Section 2.2(c), subject to the occurrence of the Closing, the Combined Company will pay or cause to be paid all transfer (including real estate transfer), stamp and documentary Taxes imposed on Camber, Viking, the Combined Company or their respective subsidiaries as a result of the consummation of the Merger.

9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Camber to:

Camber Energy, Inc.

15915 Katy Freeway

Houston, TX 77094

Attn: James A. Doris

Email: jdoris@vikingenergygroup.com

If to Viking to:

Viking Energy Group, Inc.

15915 Katy Freeway

Suite 450

Houston, TX 77094

Attn: James A. Doris

Email: jdoris@vikingenergygroup.com

with copies that shall not constitute notice to:

Brunson Chandler & Jones, PLLC

Walker Center

14th Floor

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

Attn: Lance Brunson, Esq.

Email: lance@bcjlaw.com

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and

If to the Combined Company or the Surviving Entity, to:

Viking Energy Group, Inc.

15915 Katy Freeway

Suite 450

Houston, TX 77094

Attn: James A. Doris

Email: jdoris@vikingenergygroup.com

with copies that shall not constitute notice to:

Brunson Chandler & Jones, PLLC

Walker Center

14th Floor

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

Attn: Lance Brunson, Esq.

Email: lance@bcjlaw.com

9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of Camber means the actual knowledge of any of the persons listed on Section 9.6 of the Camber Disclosure Schedule, and the “knowledge” of Viking means the actual knowledge of any of the persons listed on Section 9.6 of the Viking Disclosure Schedule. As used herein, (i) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (ii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person and (iii) the term “made available” means any document or other information that was (a) provided in writing by one party or its Representatives to the other party and its Representatives at least one (1) day prior to the date hereof, (b) included in the virtual data room of a party at least one (1) day prior to the date hereof, or (c) filed by a party with the SEC and publicly available on EDGAR at least one (1) day prior to the date hereof. The Camber Disclosure Schedule and the Viking Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.

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9.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8 Entire Agreement. This Agreement (including the schedules, documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any applicable conflicts of law principles.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the state courts of Nevada and any state appellate court therefrom within the State of Nevada (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

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9.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (which may be withheld by such other party in its sole discretion). Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate, and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.14 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

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9.15 Further Actions. Except as otherwise expressly provided in this Agreement, the parties shall, and shall cause their respective affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective the Merger and the other transactions contemplated herein as promptly as practicable (and in any event no later than the Termination Date).

9.16 Effectiveness of Amendment and Restatement. This Agreement amends and restates certain provisions of the Original Agreement, as amended as of the date of this Agreement, and restates the terms of the Original Agreement, as amended as of the date of this Agreement, in their entirety. All amendments to the Original Agreement effected by this Agreement, and all other covenants, agreements, terms and provisions of this Agreement, shall have effect as of the date of the Original Agreement, unless expressly stated otherwise. This Agreement shall be effective as of the date that copies hereof have been executed and delivered upon execution by each of the parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CAMBER ENERGY, INC.

/s/ James A. Doris
Name:	James A. Doris
Title:	Chief Executive Officer

VIKING ENERGY GROUP, INC.

/s/ James A. Doris
Name:	James A. Doris
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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Exhibit A

Amended and Restated Combined Company Charter

Exhibit B

Designation of New Camber Preferred

•	Conversion Eligibility: each Series A Pref. Share shall be convertible in whole or in part into 890 common shares of Camber, subject to a 9.99% beneficial ownership limitation.

•	Dividends: the Series A Pref. Shares shall be treated equally to common shares (i.e. any dividend payable to the common shareholders must also be paid to the Series A Pref. Shareholder as if the shares were fully converted).

•	Voting: Except as required by applicable law the holders of shares of Series A Preferred Stock will have no right to vote on any matters, questions or proceedings of Camber except: (a) on a proposal to increase or reduce Camber’s share capital; (b) on a resolution to approve the terms of a buy-back agreement; (c) on a proposal to wind up Camber; (d) on a proposal for the disposal of all or substantially all of Camber’s property, business and undertaking; (f) during the winding-up of Camber; and/or (g) with respect to a proposed merger or consolidation in which Camber is a party or a subsidiary of Camber is a party.

•	Liquidation - treated equally to common shares.